Filed Pursuant to Rule 424(b)(5)
Registration No. 333-139058
PROSPECTUS SUPPLEMENT
(To Prospectus dated December 8, 2006)

35,683,688 Shares

Allis-Chalmers Energy Inc.

Common Stock
Rights to Purchase up to 35,683,688 Shares of Common Stock

If you were a holder of our common stock as of 5:00 p.m., New York City time, on June 1, 2009, we have allocated to you one non-transferable warrant for each share of common stock owned by you at that time. Each warrant represents the right to purchase our common stock at the subscription price of $2.50 per share and consists of a basic subscription right and an oversubscription right. The basic subscription right entitles warrant holders to purchase one share of our common stock at the subscription price for each warrant held. The oversubscription right entitles warrant holders who exercise their basic subscription right in full to purchase, at the subscription price, additional shares of our common stock that are offered but not purchased by other warrant holders. You will be able to exercise your warrants until 5:00 p.m., New York City time, on June 19, 2009, unless we extend the expiration date or cancel the offering. A non-transferable warrant certificate evidencing your warrant allocation is being delivered to you along with this prospectus supplement and accompanying prospectus.

Shares of our common stock are quoted on the New York Stock Exchange under the symbol “ALY.” On June 1, 2009, the last reported sale price of our common stock was $2.97 per share. You may be able to acquire our common stock for a lower price through purchases on the New York Stock Exchange than through the exercise of warrants. You should check the current trading price of our common stock before deciding whether to exercise your warrants.

We have entered into an investment agreement with Lime Rock Partners V, L.P., or Lime Rock, pursuant to which Lime Rock has agreed to backstop the offering by purchasing from us, at the subscription price, any shares not purchased by our existing stockholders (after giving effect to any oversubscriptions), up to the number of shares of common stock that will constitute approximately 34.1% of our outstanding common stock following the closing of the offering and the backstop commitment. Lime Rock has also agreed to purchase from us, at a price of $1,000.00 per share, shares of our 7% convertible perpetual preferred stock. The convertible preferred stock will be convertible into 19.9% of our common stock outstanding following the closing of the offering and backstop commitment, at a conversion price of $2.56 per share. These commitments are subject to the terms and conditions of the investment agreement. Please see “The Investment Agreement” beginning on page S-28 and “Description of the Preferred Stock” beginning on page S-33 of this prospectus supplement.

This offering is being made directly by us. We are not using an underwriter or selling agent.

	Per Share	Total(1)

Subscription price	$2.50	$89,209,220
Proceeds, before expenses, to Allis-Chalmers Energy Inc.	$2.50	$89,209,220

(1)	Assumes the offering is fully subscribed.

Investing in our common stock involves risks. Please see “Risk Factors” beginning on page S-13 of this prospectus supplement and page 2 of the accompanying prospectus to read about certain factors you should consider before deciding whether to exercise your warrants.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Stockholders who do not fully exercise their warrants will own, upon completion of this offering, a smaller proportional interest in us than they would have if they had fully exercised their warrants. In addition, Lime Rock’s purchase of shares of our convertible preferred stock, if completed, may cause our existing stockholders to own a smaller proportional interest in us. Please see “Risk Factors — Risks Associated with the Offering.”

Prospectus Supplement dated June 2, 2009

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a universal shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC. Under the shelf registration process, we may sell any combination of common stock and debt securities in one or more offerings from time to time. In the accompanying prospectus, we provide you a general description of the securities we may offer from time to time under our shelf registration statement. This prospectus supplement describes the specific details regarding the offering, including the price, the aggregate number of shares of common stock being offered and the risks of investing in our common stock. Generally, when we refer only to the “prospectus,” we are referring to the prospectus supplement and the accompanying prospectus combined. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include important information about us and our common stock and other information you should know before exercising your warrants.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making an offer to sell the common stock in any jurisdiction in which the offer or sale is not permitted.

You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates on the front of those documents or earlier dates specified herein or therein. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement adds to, updates and changes information contained in the

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accompanying prospectus. If any information in this prospectus supplement varies from the information in the accompanying prospectus, you should rely on the information contained in, or incorporated by reference into, this prospectus supplement.

As used in this prospectus supplement, the terms “we,” “us,” “our,” and “the Company” refer to Allis-Chalmers Energy Inc., unless the context requires otherwise.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and all documents that we subsequently file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (other than information furnished rather than filed):

•	our Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 9, 2009, as amended by our Annual Report on Form 10-K/A for the year ended December 31, 2008, filed on April 30, 2009;

•	our Quarterly Report on Form 10-Q filed on May 8, 2009;

•	our Current Reports on Form 8-K filed on January 5, January 7, March 13, April 9 and May 27, 2009; and

•	the description of our common stock set forth in our registration statement on Form 8-A filed August 14, 1992 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating this description.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, regarding our business, financial condition, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions, or variations of such words, are intended to identify forward-looking statements. However, these are not the exclusive means of identifying forward-looking statements. Although such forward-looking statements reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. These factors include, but are not limited to, the following:

•	the impact of the weak economic conditions and the future impact of such conditions on the oil and gas industry and demand for our services;

•	unexpected future capital expenditures (including the amount and nature thereof);

•	unexpected difficulties in integrating our operations as a result of any significant acquisitions;

•	adverse weather conditions in certain regions;

•	the impact of political disturbances, war, or terrorist attacks and changes in global trade policies;

•	the availability (or lack thereof) of capital to fund our business strategy and/or operations;

•	the potential impact of the loss of one or more key employees;

•	the effect of environmental liabilities that are not covered by an effective indemnity or insurance;

•	the impact of current and future laws;

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•	the effects of competition; and

•	the effects of our indebtedness, which could adversely restrict our ability to operate, could make us vulnerable to general adverse economic and industry conditions, could place us at a competitive disadvantage compared to our competitors that have less debt, and could have other adverse consequences

Further information about the risks and uncertainties that may impact us are described below beginning on page S-13 and under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008. You should read the description of these risks carefully. You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus supplement. We undertake no obligation to update publicly any forward-looking statements in order to reflect any event or circumstance occurring after the date of this prospectus supplement, currently unknown facts or conditions or the occurrence of unanticipated events.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. It does not contain all the information that may be important to you. You should read this entire prospectus supplement, including the “Risk Factors” section, the accompanying prospectus and the documents incorporated by reference, which are described under “Incorporation by Reference” in this prospectus supplement.

Our Company

We provide services and equipment to oil and natural gas exploration and production companies throughout the U.S., including Texas, Louisiana, New Mexico, Oklahoma, Arkansas and offshore in the Gulf of Mexico, and internationally primarily in Argentina, Mexico and Brazil. We operate in three sectors of the oil and natural gas service industry: Oilfield Services; Drilling and Completion and Rental Services. Our central operating strategy is to provide high-quality, technologically advanced services and equipment. As a result of our commitment to customer service, we have developed strong relationships with many of the leading oil and natural gas companies, including both independents and majors.

Our growth strategy is focused on identifying and pursuing opportunities in markets we believe are growing faster than the overall oilfield services industry and opportunities which we believe help us to mitigate cyclical risk by diversifying our cash flow. Over the past several years, we have significantly expanded the geographic scope of our operations and the range of services we provide through strategic acquisitions and organic growth. Our organic growth has primarily been achieved by expanding our geographic scope, acquiring complementary property and equipment, hiring personnel to service new regions and cross-selling our products and services. Since 2001, we have completed 24 acquisitions, including six in 2005, six in 2006, four in 2007 and one in 2008.

Competitive Strengths

We believe the following competitive strengths will enable us to capitalize on future opportunities:

Strategic position in high growth markets.  We focus on markets we believe are growing faster than the overall oilfield services industry and in which we can capitalize on our competitive strengths. Pursuant to this strategy, we have become a significant provider of products and services in directional drilling, casing and tubing, underbalanced drilling, drilling and completion and rental services.

Strong relationships with diversified customer base.  We have strong relationships with many of the major and independent oil and natural gas producers and service companies in Texas, Louisiana, New Mexico, Oklahoma, Arkansas, offshore in the Gulf of Mexico, Argentina, Brazil and Mexico. Our largest customers include Pan American Energy, Apache Corporation, Repsol-YPF, Chesapeake Energy, Occidental Petroleum, BP, ConocoPhilips, Anadarko Petroleum, Devon Energy, Materiales y Equipo Petroleo, or Matyep, Pioneer Natural Resources, North American Petroleum, Jones Energy Ltd, Drilex SA de CV, Mariner Energy, El Paso Corporation, and Petroleo Brasileiro S.A, or Petrobras. Since 2002, we have broadened our customer base as a result of our acquisitions, technical expertise and reputation for quality customer service and by providing customers with technologically advanced equipment and highly skilled operating personnel.

Successful execution of growth strategy.  Over the past seven years, we have grown both organically and through successful acquisitions of competing businesses. Since 2001, we have completed 24 acquisitions. We strive to improve the operating performance of our acquired businesses by increasing their asset utilization and operating efficiency. These acquisitions and organic growth, through our capital expenditure program, have expanded our geographic presence and customer base and, in turn, have enabled us to cross-sell various products and services.

Diversified and increased cash flow sources.  We operate as a diversified oilfield service company through our three business segments. We believe that our product and service offerings and geographical presence through our three business segments provide us with diverse sources of cash flow. Our acquisition of DLS Drilling, Logistics & Services Corporation, or DLS, in Argentina in August 2006 and our acquisition of BCH Ltd., or BCH, in Brazil at the end of 2008 increased our international presence and, we believe, provide more stable long-term contracts when compared to the volatility in the U.S. domestic market. Our acquisition of Petro-Rentals, Incorporated in October 2006 significantly enhanced our production-related services and equipment provided by our Oilfield Services segment, and our acquisition of substantially all the assets of Oil & Gas Rental Services, Inc. in December 2006 expanded our Rental Services segment and increased our offshore and international operations.

Experienced management team.  Our executive management team has extensive experience in the energy sector, and consequently has developed strong and longstanding relationships with many of the major and independent exploration and production companies.

Business Strategy

The key elements of our long-term strategy include:

Mitigate cyclical risk through balanced operations.  We strive to mitigate cyclical risk across our lines of business by balancing our operations between onshore versus offshore; drilling versus production; rental tools versus service; domestic versus international; and natural gas versus crude oil. We will continue to shape our organic and acquisition growth efforts to provide further balance across these five categories. A key part of our strategy has been to increase our international operations because they increase our exposure to crude oil and provide opportunities for long-term contracts.

Expand geographically to provide greater access and service to key customer segments.  We have locations in Texas, New Mexico, Arkansas, Oklahoma, Louisiana and Pennsylvania in order to enhance our proximity to customers and more efficiently serve their needs. Our acquisition of DLS expanded our geographic footprint into Argentina and our acquisition of BCH expanded our geographic footprint into Brazil. While we will continue to evaluate locations to conveniently serve our customers, due to the decrease in the rig count in late 2008 and 2009 in the U.S., we have begun to consolidate overlapping domestic operating yard locations in order to reduce costs.

Prudently pursue strategic acquisitions.  To complement our organic growth, we have historically pursued strategic acquisitions which we believe are accretive to earnings, complement our products and services, provide new equipment and technology, expand our geographic footprint and market presence, and further diversify our customer base. As part of our long-term growth strategy, we continue to review complementary acquisitions, as well as capital expenditures to enhance our ability to increase cash flows from our existing assets. Future acquisitions will be subject to an improved outlook for our products and services and improved availability of capital on reasonable terms.

Expand products and services provided in existing operating locations.  Since the beginning of 2004, we have invested approximately $344 million in capital expenditures to grow our business organically by investing in new, technologically advanced equipment and by expanding our product and service offerings. This strategy is consistent with our belief that our customers favor modern equipment emphasizing efficiency and safety and integrated suppliers that can provide a broad range of products and services in many geographic locations. Current economic conditions have led us to reduce our capital spending and operating expenses consistent with the decline in demand for our services as producers curtail their drilling activity.

Increase utilization of assets.  We seek to increase revenues and enhance margins by increasing the utilization of our assets with new and existing customers. We expect to accomplish this through leveraging longstanding relationships with our customers and cross-selling our suite of services and equipment. Currently, our focus has shifted to how to limit the reduction of utilization due to decreased drilling activity as a result of current economic conditions.

Summary of the Offering

The following material is qualified in its entirety by the information appearing elsewhere in this prospectus supplement.

Issuer	Allis-Chalmers Energy Inc. (NYSE: “ALY”).

Warrants	We have allocated, at no charge, to all holders of shares of our common stock as of 5:00 p.m., New York City time, on the record date, June 1, 2009, one non-transferable warrant for each share owned at that time, for a total of 35,683,688 warrants. Each warrant consists of a basic subscription right and an oversubscription right.

Basic Subscription Right	Through your basic subscription right, you are entitled to purchase one share of our common stock for each warrant at the subscription price.

Subscription Price	$2.50 per share of common stock, payable in cash.

Shares of Common Stock Outstanding after the Offering	71,367,376 shares, assuming full subscription.

Oversubscription Right	If you exercise your basic subscription right in full, you may purchase additional shares at the subscription price to the extent that other holders do not exercise their basic subscription rights in full. The maximum number of shares that you may purchase through your oversubscription right is 32% of the number of shares that you are entitled to purchase through your basic subscription right. If an insufficient number of shares is available to fully satisfy the oversubscription requests, the available shares will be sold pro rata among warrant holders who exercise the oversubscription rights. Any excess subscription payments will be returned, without interest or deduction, as soon as practicable after the expiration or cancellation of the offering.

“Pro rata” in this context means in the same proportion that the number of shares of common stock held on the record date by the oversubscribing holder bears to the aggregate number of shares of common stock held on the record date by all oversubscribing holders. If there is a pro rata allocation of the available shares of our common stock and you receive an allocation of a greater number of shares than you subscribed for through your oversubscription right, then we will allocate to you only the number of shares for which you subscribed. We will allocate the remaining shares among the other holders who have exercised their oversubscription rights.

Transferability of Warrants	Other than in very limited circumstances, the warrants will not be transferable and may be exercised only by the persons to whom they are granted. Any attempt to transfer warrants, other than in the limited circumstances contemplated, will render them null and void. The transfer after the record date of shares of common stock for which warrants were allocated will not have any effect on the seller’s subscription right in respect of any such warrants.

Record Date	As of 5:00 p.m., New York City time, on June 1, 2009.

Expiration Date	As of 5:00 p.m., New York City time, on June 19, 2009, subject to extension or cancellation in our sole discretion.

Use of Proceeds	Assuming the offering is fully subscribed, our gross proceeds from the offering will be approximately $89.2 million (before offering expenses). We intend to use the net proceeds from the offering and any sale of shares of common stock to Lime Rock through its backstop commitment to repay indebtedness outstanding under our bank credit facility and senior notes. Please see “Use of Proceeds.”

Tender Offers	We are conducting concurrent tender offers for our 9.0% senior notes due 2014 and 8.5% senior notes due 2017. The consummation of the tender offers is contingent upon the closing of this offering.

Backstop Commitment, Preferred Stock Purchase Commitment and Investment Agreement	We have entered into an investment agreement with Lime Rock, or the Investment Agreement, pursuant to which Lime Rock has agreed to backstop the offering by purchasing from us, at the subscription price, any shares not purchased by our existing stockholders (after giving effect to any oversubscriptions), up to the number of shares of common stock that will constitute approximately 34.1% of our outstanding common stock following the closing of the offering and the backstop commitment. This agreement, which we refer to as the Backstop Commitment, is subject to certain terms and conditions. Please see “The Investment Agreement — Closing Conditions.” If all the conditions to the Backstop Commitment are met, the Backstop Commitment will ensure that we raise gross proceeds of no less than approximately $79.9 million through the offering and the Backstop Commitment.

Lime Rock has also agreed to purchase from us, at a price of $1,000.00 per share, shares of our 7% convertible perpetual preferred stock, par value $0.01 per share, which we refer to as the Preferred Stock. We refer to this agreement as the Preferred Stock Purchase Commitment. The Preferred Stock will be convertible into 19.9% of our common stock outstanding following the closing of the offering and Backstop Commitment, at a conversion price of $2.56 per share, subject to anti-dilution adjustments. The Preferred Stock Purchase Commitment is subject to certain terms and conditions. Please see “The Investment Agreement — Closing Conditions.” We also intend to use the net proceeds of our sale of Preferred Stock to Lime Rock to repay indebtedness outstanding under our bank credit facility and senior notes.

If Lime Rock purchases the maximum percentage of our common stock through its Backstop Commitment and completes its Preferred Stock Purchase Commitment, it will own 45% of our outstanding common stock following the closing of the offering, the Backstop Commitment and the Preferred Stock Purchase Commitment (assuming full conversion of the Preferred Stock). Pursuant to the certificate of designations for the Preferred Stock, Lime Rock will be able to vote its Preferred Stock together with our common stock on an as converted basis, provided that the number of votes attributable to the Preferred Stock that may be cast by Lime Rock will be reduced such that the aggregate voting power of the

Preferred Stock and common stock held by Lime Rock and its affiliates will not exceed 35% of the total voting power of our stockholders so long as the Preferred Stock is outstanding. In addition, prior to the earlier of three years from the closing of the Preferred Stock Purchase Commitment and the date on which the transfer restrictions described under “The Investment Agreement — Standstill; Transfer Restrictions” expire, the Preferred Stock is not convertible into shares of common stock that, taken together with Lime Rock’s other shares of voting stock, would entitle Lime Rock to more than 35% of the total voting power of our stockholders. Lime Rock will also be entitled to vote its Preferred Stock separately as a class on certain matters. Please see “Description of the Preferred Stock — Voting Rights.”

Pursuant to the Investment Agreement, until Lime Rock owns less than 10% of our common stock (counting the Preferred Stock on an as converted basis), Lime Rock will be entitled to nominate from one to four members of our board of directors, depending on its ownership percentage. We have agreed to recommend that our stockholders vote in favor of the Lime Rock nominees. In addition, Lime Rock will be entitled to certain board committee nomination rights.

The Investment Agreement also provides that for three years from the closing of the Backstop Commitment or until certain events occur, Lime Rock may not purchase or otherwise acquire or offer to acquire any additional shares of our voting stock, or rights or options to acquire additional shares of our voting stock, provided that Lime Rock may purchase additional shares of voting stock so long as the shares purchased, together with all other shares of voting stock held by Lime Rock (counting the Preferred Stock on an as converted basis), do not exceed 45% of the total number of shares of our common stock and do not have voting power that exceeds 35% of the total voting power of our stockholders.

We have agreed to provide Lime Rock with customary registration rights.

Please see “The Investment Agreement” for additional information regarding our agreement with Lime Rock. Please see “Description of the Preferred Stock” for additional information regarding the terms of the Preferred Stock.

Procedure to Exercise Warrants	Warrants may be exercised by properly completing a warrant certificate and delivering it, with payment of the aggregate subscription price, to the subscription agent at or prior to 5:00 p.m., New York City time, on the expiration date. Do not deliver your warrant certificate or payment to us. If you do so, it will not constitute a valid exercise or delivery of your warrants. If you use the mail to deliver your warrant certificate and payment, we recommend that you use insured, registered mail with return receipt requested. If you are unable to deliver a warrant certificate to the subscription agent on time, you may follow the guaranteed delivery procedures described under “The Offering — Guaranteed Delivery Procedures.”

If you hold shares of common stock through a broker, custodian bank or other nominee, please see “Persons Holding Shares, or Wishing to Exercise Warrants, Through Others” below and “The Offering — Beneficial Owners.”

Revocation of Exercise	Once you have exercised your warrants, you cannot revoke the exercise unless there is a material amendment to the terms of the offering. Therefore, you will not be able to revoke your exercise because of a decline in the price of our common stock. In addition, because we may cancel the offering in our sole discretion, participation in the offering is not assured. Warrants not exercised prior to the expiration of the offering will have no value.

Cancellation	We may cancel the offering in our sole discretion and for any reason at any time.

Procedure for Exercising Warrants by Warrant Holders Outside the United States and Canada	Warrant certificates will not be mailed to record holders whose addresses are outside the United States and Canada or who have an APO or FPO address, but will be held by the subscription agent for such record holders’ account. If you are such a person and you wish to exercise your warrants, you must send a letter of instruction indicating the number of warrants to be exercised, together with payment of the aggregate subscription price, to the subscription agent. The subscription agent must receive the letter of instruction, together with payment of the aggregate subscription price, at or prior to 5:00 p.m., New York City time, on the expiration date of the offering.

Persons Holding Shares, or Wishing to Exercise Warrants, Through Others	If you hold shares of common stock through a broker, custodian bank or other nominee, we will instruct the appropriate institution or nominee to notify you of the offering. If you are such a person and you wish to exercise your warrants, you should contact your institution or nominee and request that it effect the transaction for you. You should complete and return to your institution or nominee the “Beneficial Owner Election Form,” which should be provided to you by your institution or nominee with the other offering materials. If you do not receive the form, and you believe that you are entitled to participate in the offering, you should contact your institution or nominee. Please see “The Offering — Beneficial Owners.”

Issuance of Common Stock	As soon as practicable after the completion of the offering, shares of common stock subscribed for and issued pursuant to exercise of the warrants will be delivered to you. Such shares will be issued in the same form (certificated or book-entry) as the form in which your existing shares of common stock are held.

Federal Income Tax Considerations	The allocation of warrants to you pursuant to the offering should not be taxable to you, and we will take this position for tax reporting purposes. However, the tax consequences to you of the offering are unclear, and it is possible that the Internal Revenue Service could take the position that you would be subject to tax upon receipt of the warrants, whether or not you exercise the warrants, as discussed under “Certain U.S. Federal Income Tax Considerations.” You should consult your own legal and tax advisors.

Subscription Agent	The subscription agent is American Stock Transfer & Trust Company.

Information Agent	The information agent is Georgeson, Inc. If you have questions or need assistance, you may call Georgeson, toll-free, at: (866) 577-4988.

No Recommendation to Warrant Holders	We are not making any recommendation as to whether or not you should subscribe for shares of our common stock in the offering. You should decide whether to exercise your warrants based upon your own assessment of your best interests and after considering all of the information in this prospectus supplement, including the “Risk Factors” section of this prospectus supplement. You should not view Lime Rock’s Backstop Commitment as a recommendation or other indication that the exercise of your warrants is in your best interest.

Dilution	To the extent that you do not exercise your warrants in full, your voting power and percentage ownership interest in us will be diluted. In addition, as a result of the completion of the Preferred Stock Purchase Commitment, all of our existing stockholders may own a smaller proportional interest in us.

Amendment, Extension and Termination	Our board of directors may, in its sole discretion, amend the terms and conditions of the offering, extend the offering or cancel the offering at any time. In the event of a material change in the terms or conditions of the offering, we will distribute an amended prospectus supplement to stockholders of record, extend the expiration date of the offering by at least ten days and offer all subscribers no fewer than ten days to revoke any subscription already submitted.

Questions and Answers About the Offering

Q:	What is the offering?

A:	The offering consists of the allocation, at no charge, to all holders of shares of our common stock as of 5:00 p.m., New York City time, on the record date, June 1, 2009, of one non-transferable warrant for each share of common stock owned at that time, and the sale of shares of our common stock to warrant holders upon exercise of their warrants.

Q:	What is a warrant?

A:	Each warrant evidences the right to buy shares of our common stock at the subscription price of 2.50 per share. Each warrant consists of a basic subscription right and an oversubscription right, as described below.

Q:	How many shares may I purchase if I exercise my warrants?

A:	You have been allocated one warrant for every share of common stock that you owned on June 1, 2009, the record date. Each warrant consists of a basic subscription right and an oversubscription right. The number of shares you may purchase depends on whether and how you exercise your basic subscription right and oversubscription right.

Q:	Am I required to exercise my warrants?

A:	No. If you do not wish to exercise your warrants, you are not required to do anything in connection with the offering. You will retain your current number of shares of common stock even if you do not exercise your warrants. However, if you do not exercise your warrants, the percentage of our common stock that you own will decrease, and your voting and other rights will be diluted, to the extent that other warrant holders exercise their warrants or shares of common stock are issued to Lime Rock through its Backstop Commitment.

Q:	What is the basic subscription right?

A:	The basic subscription right entitles you to purchase, at the subscription price of $2.50 per share, one share of our common stock for each warrant that you hold.

Q:	What is the oversubscription right?

A:	The oversubscription right entitles you, if you exercise your basic subscription right in full, to purchase at the subscription price additional shares of common stock that are offered but not purchased by the other warrant holders.

Q:	What are the limitations on the oversubscription right?

A:	We will be able to satisfy exercises of the oversubscription right only if some warrant holders do not exercise their basic subscription rights in full. The maximum number of shares that you may purchase through your oversubscription right is 32% of the number of shares that you are entitled to purchase through your basic subscription right. If sufficient shares are available, we will honor all oversubscription requests in full. If oversubscription requests exceed the shares available, we will allocate the available shares pro rata among those who oversubscribed. “Pro rata” in this context means in the same proportion that the number of shares of common stock held on the record date by the oversubscribing holder bears to the aggregate number of shares of common stock held on the record date by all oversubscribing holders. If there is a pro rata allocation of the remaining shares of our common stock and you receive an allocation of a greater number of shares than you subscribed for through your oversubscription right, then we will allocate to you only the number of shares for which you subscribed. We will allocate the remaining shares among the other holders who have exercised their oversubscription rights. Any excess subscription payments will be returned, without interest or deduction, as soon as practicable after the expiration or cancellation of the offering.

Q:	What if all the warrants are not exercised?

A:	We may close and complete the offering even if less than all of the shares that we are offering are purchased by our existing stockholders. If all the conditions to the Backstop Commitment are met, Lime Rock will purchase from us, at the subscription price, any shares not purchased by our existing stockholders (after giving effect to any oversubscriptions), up to the number of shares of common stock that will constitute approximately 34.1% of our outstanding common stock following the closing of the offering and the Backstop Commitment. If it is completed, the Backstop Commitment will ensure that we raise gross proceeds of no less than approximately $79.9 million through the offering and the Backstop Commitment. If the conditions to the Backstop Commitment are not met, we may nevertheless close and complete the offering without Lime Rock’s participation.

Q:	How will the offering affect Lime Rock’s ownership of our common stock?

A:	As of the date of this prospectus supplement, Lime Rock did not beneficially own any of our outstanding common stock. If all the conditions to the Backstop Commitment are met, Lime Rock will beneficially own up to approximately 34.1% of our outstanding common stock following the closing of the offering and the Backstop Commitment. If Lime Rock purchases the maximum percentage of our common stock through its Backstop Commitment and completes its Preferred Stock Purchase Commitment, it will own 45% of our outstanding common stock following the closing of the offering, the Backstop Commitment and the Preferred Stock Purchase Commitment (assuming full conversion of the Preferred Stock). However, the number of votes attributable to the Preferred Stock that may be cast by Lime Rock will be reduced such that the aggregate voting power of the Preferred Stock and common stock held by Lime Rock and its affiliates will not exceed 35% of the total voting power of our stockholders so long as the Preferred Stock is outstanding. In addition, prior to the earlier of three years from the closing of the Preferred Stock Purchase Commitment and the date on which the transfer restrictions described under “The Investment Agreement — Standstill; Transfer Restrictions” expire, the Preferred Stock is not convertible into shares of common stock that, taken together with Lime Rock’s other shares of voting stock, would entitle Lime Rock to more than 35% of the total voting power of our stockholders.

Q:	What are the conditions to the Backstop Commitment?

A:	The Backstop Commitment is subject to certain terms and conditions, some of which are unrelated to the offering. Please see “The Investment Agreement — Closing Conditions.”

Q:	When will the offering expire?

A:	The offering will expire at 5:00 p.m., New York City time, on June 19, 2009, unless we extend it. We may extend the offering for any reason at our sole discretion.

Q:	Can you cancel the offering?

A:	Yes. We may cancel the offering for any reason at our sole discretion.

Q:	If you cancel the offering, will my subscription payment be refunded to me?

A:	Yes. If we cancel the offering, the subscription agent will return all subscription payments as soon as practicable. We will not pay interest on, or deduct any amounts from, subscription payments that are refunded.

Q:	How will you use the proceeds received from the offering?

A:	If the offering is fully subscribed, we will receive gross proceeds of approximately $89.2 million, before deducting any offering expenses. These expenses are estimated to be approximately $3.3 million. If all the conditions to the Backstop Commitment are met, the Backstop Commitment will ensure that we raise gross proceeds of no less than approximately $79.9 million through the offering and the Backstop Commitment. We will use the net proceeds we receive from the offering and the Backstop Commitment to repay indebtedness outstanding under our bank credit facility and senior notes.

Q:	How many shares of your common stock are currently outstanding?

A:	As of June 1, 2009, there were 35,683,688 shares of our common stock outstanding.

Q:	How many shares of common stock will be outstanding after the offering?

A:	Assuming full subscription, there will be 71,367,376 shares of our common stock outstanding immediately after the completion of the offering. Assuming a full subscription and full conversion of the Preferred Stock being sold to Lime Rock, there will be 85,569,483 shares of our common stock outstanding after completion of the offering and the conversion of the Preferred Stock.

Q:	How do I exercise my warrants?

A:	You may exercise your warrants by properly completing and signing your warrant certificate and delivering it, together with full payment of the aggregate subscription price, to the subscription agent before the expiration date of the offering. If you wish to exercise your oversubscription right, you must also include full payment of the aggregate subscription price for the shares of common stock subscribed for through your oversubscription right. Do not deliver your warrant certificate or payment to us. If you do so, it will not constitute a valid exercise or delivery of your warrants. If you use the mail to deliver your warrant certificate and payment, we recommend that you use insured, registered mail with return receipt requested. If you cannot deliver your warrant certificate to the subscription agent before the expiration date of the offering, you may use the procedures for guaranteed delivery described under the heading “The Offering — Guaranteed Delivery Procedures.” We will not pay interest on subscription payments. We have provided more detailed instructions on how to exercise the warrants under the heading “The Offering.”

Q:	How may I pay the subscription price?

A:	Your cash payment of the aggregate subscription price must be made by a certified check or bank draft drawn upon a U.S. bank or a postal, telegraphic, or express money order, in each case payable to the subscription agent, or by a wire transfer of immediately available funds to the subscription agent.

Q:	What should I do if I want to participate in the offering but my shares are held in the name of my broker, custodian bank or other nominee?

A:	We will ask brokers, custodian banks, and other nominees holding shares of our common stock on behalf of other persons to notify these persons of the offering. If your shares are held by a broker, custodian bank or other nominee, and you wish to exercise your warrants, you will need to authorize your broker, custodian bank or other nominee to act on your behalf by completing and returning to it the “Beneficial Owner Election Form.” This form will be sent to you with the other subscription materials by your broker, custodian bank or other nominee. You should contact your broker, custodian bank or other nominee if you do not receive the form but believe you are entitled to participate in the offering.

Q:	Will I receive subscription materials by mail if my address is outside the United States and Canada?

A:	No. We will not mail warrant certificates to any person with an address outside the United States and Canada. Instead, the subscription agent will hold warrant certificates for the account of all foreign holders. If you have an address outside the United States or Canada, to exercise your warrants, you must notify the subscription agent by 5:00 p.m., New York City time, on June 16, 2009, and establish to the satisfaction of the subscription agent that it is permitted to exercise the warrants on your behalf under applicable law. In addition, you must take all the other steps that are necessary to exercise your warrants on or prior to the date required for participation in the offering.

Q:	Will I be charged any fees if I exercise my warrants?

A:	No. We will not charge a fee to you for exercising your warrants. However, if you exercise your warrants through a broker, custodian bank or other nominee, you will be responsible for any fees charged by it.

Q:	Are there any conditions to the offering?

A:	There are no explicit conditions to the offering. However, we may decide to cancel the offering for any reason in our sole discretion. Upon cancellation of the offering, all exercises of warrants will be cancelled and all subscription payments will be returned as soon as practicable, without interest or deduction, by the subscription agent.

Q:	May I transfer my warrants if I do not want to purchase any shares?

A:	No. Other than in very limited circumstances, you may not transfer your warrants and only you may exercise them. Any attempt to transfer warrants, other than in the limited circumstances contemplated, will render them null and void.

Q:	If I exercise warrants in the offering, may I cancel or change my decision?

A:	No. You cannot revoke the exercise of your warrants unless we inform you of a material amendment to the terms of the offering. As a result, you could be committed to buying shares of our common stock at a price that is higher than the prevailing market price. You should not exercise your warrants unless you are certain that you wish to purchase additional shares of our common stock at a subscription price of $2.50 per share. We may extend the subscription period for any reason.

Q:	If I exercise my warrants, when will I receive the shares for which I have subscribed?

A:	We will issue the shares for which subscriptions have been properly delivered to the subscription agent prior to the expiration date of the offering as soon as practicable following the expiration date and after all pro rata allocations and adjustments have been completed. If you exercise your oversubscription right, we will not be able to calculate the number of shares to be issued to you until the third business day after the expiration date of the offering, which is the latest time by which warrant certificates may be delivered to the subscription agent under the guaranteed delivery procedures described under the heading “The Offering — Guaranteed Delivery Procedures.” Shares that you purchase in the offering will be listed on the New York Stock Exchange.

Q:	Have you or your board of directors made a recommendation as to whether I should exercise my warrants?

A:	No. Neither we nor our board of directors has made any recommendation as to whether you should exercise your warrants. You are urged to make your decision based on your own assessment of the offering and after considering all of the information in this prospectus supplement, including the “Risk Factors” section of this prospectus supplement and all of the information incorporated by reference in this prospectus supplement. You should not view Lime Rock’s Backstop Commitment as a recommendation or other indication that the exercise of your warrants is in your best interests.

Q:	Is exercising my warrants risky?

A:	The exercise of your warrants involves risks. Exercising your warrants means buying shares of our common stock, and you should consider such a purchase as carefully as you would consider any other equity investment. You should carefully consider all of the information in this prospectus supplement, including the information under the heading “Risk Factors” and all of the other information incorporated by reference in this prospectus supplement, before deciding to exercise your warrants.

Q:	What are the U.S. federal income tax consequences of the offering to me?

A:	The receipt of warrants should not result in the recognition of income for U.S. federal income tax purposes. In addition, the exercise of the warrants and the purchase of shares, or the lapse of the warrants, should not be a taxable event for U.S. federal income tax purposes. For a more complete description of the tax consequences, please see “Certain U.S. Federal Income Tax Considerations” on page S-40 for a summary of the material U.S. federal income tax consequences of the receipt and exercise (or non-exercise) of the warrants, as well as the holding of our common stock. You should consult your own legal and tax advisors.

Q:	If the offering is not completed, will my subscription payment be refunded to me?

A:	Yes. The subscription agent will hold all funds it receives in a segregated account until completion of the offering. If the offering is not completed, the subscription agent will return, as soon as practicable and without interest or deduction, all subscription payments.

Q:	Who is the subscription agent for the offering?

A:	The subscription agent is American Stock Transfer & Trust Company. The address for delivery to the subscription agent is as follows:

By mail or overnight courier:

American Stock Transfer & Trust Company
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, NY 11219

By hand:

American Stock Transfer & Trust Company
Attn: Reorganization Department
59 Maiden Lane
New York, NY 10038

Delivery to an address or by a method other than those set forth above will not constitute valid delivery.

Q:	What should I do if I have other questions?

A:	If you have questions or need assistance, please contact Georgeson Inc., the information agent, toll-free, at: (866) 577-4988. The information agent will respond to any questions that you may have regarding the mechanics of exercising your warrants in the offering. In addition, requests for additional copies of this prospectus supplement should be directed to the information agent.

Banks and brokerage firms please call (212) 440-9800.

For a more complete description of the offering, please see “The Offering” section included elsewhere in this prospectus supplement.

Risk Factors

Investing in our common stock involves risks. Please see the “Risk Factors” section of this prospectus supplement beginning on page S-13 for a description of certain of the risks you should carefully consider before exercising your warrants.

Our principal executive offices are located at 5075 Westheimer, Suite 890, Houston, Texas 77056 and our telephone number is (713) 369-0550. Our website is http://www.alchenergy.com. The information and other content contained on our website are not part of this prospectus.

RISK FACTORS

Investing in our common stock involves risks. You should carefully consider the risks described below and under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008 and all of the other information contained in, or incorporated by reference into, this prospectus supplement before you make a decision to participate in the offering and purchase shares of our common stock. If any of these risks occur, our business, financial condition or results of operations could suffer, and you could lose part or all of your investment.

Risks Associated with the Offering

The subscription price is not an indication of our value.

The subscription price does not necessarily bear any relationship to the book value of our assets, to our operations, cash flows or financial condition, or to any other established criteria for value. You should not consider the subscription price an indication of our value or any assurance of future value. After the date of this prospectus supplement, our common stock may trade at prices above or below the subscription price.

Non-participants in the offering will suffer dilution, and participants in the offering may nevertheless suffer dilution as a result of the issuance of Preferred Stock to Lime Rock.

Because we may close and complete the offering even if less than all of the shares that we are offering are subscribed for, if you choose not to exercise your basic subscription right in full, your relative ownership interest in us will be diluted to the extent other stockholders exercise their basic subscription and oversubscription rights. In addition, even if you participate in the offering, your relative ownership interest in us may be diluted as a result of the issuance of the Preferred Stock to Lime Rock.

The price of our common stock is volatile and declined significantly following the announcement of the offering, and it may decline further.

The offering, if fully subscribed, will double the number of outstanding shares of our common stock. If the offering is fully subscribed, each outstanding share of our common stock will represent a significantly smaller ownership stake in us. The price of our common stock has declined since the announcement of the offering, and has been volatile in the past. For example, from January 1, 2008 through the end of the first quarter of 2009, the price of our common stock ranged from a high of $18.50 to a low of $0.71. We expect that this volatility will continue, and there can be no assurance that the price of our common stock will not decline further, or that it will trade higher than the subscription price.

Once you exercise your warrants, you may not revoke your exercise.

Once you exercise your warrants, you cannot revoke your exercise unless we materially amend the terms of the offering, even if there is a decline in the price of our common stock or you learn information about us that you consider unfavorable before the expiration date. You could, therefore, be committed to buying shares of our common stock above the prevailing market price. You should not exercise your warrants unless you are certain that you wish to purchase additional shares of our common stock at the subscription price.

The warrants are non-transferable and there is no market for the warrants.

Other than in very limited circumstances, you may not sell, give away or otherwise transfer your warrants. Because the warrants are non-transferable, there is no market or other means for you to directly realize any value associated with the warrants. You must exercise the warrants and acquire additional shares of our common stock to realize any value.

If you exercise your warrants, you may be unable to sell any shares you purchase at a profit and your ability to sell may be delayed by the time required to deliver the shares to you.

The public trading price of our common stock may decline after you elect to exercise your warrants. If that occurs, you will have committed to buy shares of common stock at a price above the prevailing market price and you will have an immediate unrealized loss. Moreover, we cannot assure you that following the exercise of warrants you will be able to sell your shares of common stock at a price equal to or greater than the subscription price. Until shares are delivered after completion of the offering, you may not be able to sell the shares of our common stock that you purchase in the offering. Shares of our common stock purchased in the offering will be delivered as soon as practicable after completion of the offering. We will not pay you interest on any funds delivered to the subscription agent pursuant to the exercise of warrants.

We may cancel the offering at any time. If we cancel the offering, neither we nor the subscription agent will have any obligation to you except to return your subscription payments.

We may unilaterally cancel the offering at any time in our sole discretion. If we cancel the offering, the warrants will be void and will have no value, and neither we nor the subscription agent will have any obligation with respect to the warrants except to return, without interest or penalty, any subscription payments actually received.

To exercise your warrants, you must act promptly and follow the subscription instructions carefully.

If you desire to purchase shares of our common stock in the offering, you must act promptly to ensure that all required forms and payments are actually received by the subscription agent at or prior to 5:00 p.m., New York City time, on June 19, 2009, the current expiration date of the offering. If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your desired transaction, the subscription agent may, depending on the circumstances, reject your subscription or accept it to the extent of the payment received. Neither we nor the subscription agent has any obligation to contact you concerning, or attempt to correct, an incomplete or incorrect subscription form or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures. Please see “The Offering” for additional details regarding exercise of your warrants.

You will be immediately and substantially diluted in book value per share if you subscribe for shares of common stock in the offering.

If you exercise your warrants to purchase shares of our common stock, you will incur immediate and substantial dilution in book value per share with regard to those shares because the subscription price of $2.50 per share is substantially higher than the book value per share immediately after the offering.

Lime Rock’s Backstop Commitment is subject to conditions, some of which are unrelated to the offering. As a result, we may not receive the minimum level of funding associated with the Backstop Commitment.

Lime Rock’s Backstop Commitment is subject to several conditions, some of which are unrelated to the offering. Please see “The Investment Agreement.” If those conditions are not met, Lime Rock will not be obligated to purchase any shares of our common stock through the Backstop Commitment. When deciding whether to purchase additional shares of our common stock in the offering, you should not assume that we will receive the minimum level of funding associated with the Backstop Commitment.

Following the offering, the Backstop Commitment and Lime Rock’s purchase of the Preferred Stock, Lime Rock will control a substantial ownership stake in us and will be able to exert significant influence on our affairs and actions, including matters submitted for a stockholder vote.

If Lime Rock purchases the maximum percentage of our common stock through its Backstop Commitment and completes its Preferred Stock Purchase Commitment, it will own 45% of our outstanding common stock following the closing of the offering, the Backstop Commitment and the Preferred Stock Purchase

Commitment (assuming full conversion of the Preferred Stock), and will control 35% of our stockholders’ voting power. Pursuant to the Investment Agreement, Lime Rock will also have certain board and board committee nomination rights. As a result, Lime Rock will have considerable influence over our corporate affairs and actions, including matters submitted for a stockholder vote. Following the earlier of the date that is three years from the closing of the Preferred Stock Purchase Commitment and the date on which the transfer restrictions described under “The Investment Agreement — Standstill; Transfer Restrictions” expire, Lime Rock will not be prohibited from acquiring additional shares of our common stock or converting its shares of Preferred Stock, even if such conversion will result in its control of more than 35% of our stockholders’ voting power. As a result, Lime Rock’s influence over us may increase in the future. The interests of Lime Rock may be different than your interests. Lime Rock’s board designation rights could also have the effect of delaying or preventing a change in our control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which in turn could have a material and adverse effect on the market price of our common stock.

Risks Associated with an Investment in Our Common Stock

Our common stock price has been volatile, which could adversely affect our business and cause our stockholders to suffer significant losses.

The volatility of our stock price may be caused by many factors including:

•	decreases in prices for oil and natural gas resulting in decreased demand for our services;

•	variations in our operating results and failure to meet expectations of investors and analysts;

•	increases in interest rates;

•	illiquidity of the market for our common stock;

•	developments specifically affecting the economies in Latin America;

•	sales of common stock by existing stockholders;

•	our substantial indebtedness; and

•	other developments affecting us or the financial markets.

A reduced stock price may result in a loss for investors and will adversely affect our ability to issue stock to fund our activities. There can be no assurance that you will be able to sell shares of our common stock at a price in excess of the subscription price in the offering.

Substantial sales of our common stock could adversely affect our stock price.

Sales of a substantial number of shares of our common stock, or the perception that such sales could occur, could adversely affect the market price of our common stock. We had 35,683,688 shares of common stock outstanding as of June 1, 2009. At June 1, 2009, we had reserved an additional 1,297,398 shares of common stock for issuance under our equity compensation plans, of which 815,732 shares were issuable upon the exercise of outstanding options with a weighted average exercise price of $6.82 per share and 481,666 shares were issuable under restricted stock awards subject to performance based vesting.

In connection with our acquisition of DLS, we entered into an investors rights agreement with the seller parties to the DLS stock purchase agreement, who collectively held 5,082,839 shares of our common stock as of June 1, 2009. Under that agreement, the DLS sellers are entitled to certain rights with respect to the registration of the sale of such shares under the Securities Act. We have also agreed to provide Lime Rock with customary registration rights with respect to the shares of common stock that it will acquire upon completion of the Backstop Commitment and upon conversion of the Preferred Stock. By exercising their registration rights and causing a large number of shares to be sold in the public market, these holders could cause the market price of our common stock to decline.

We cannot predict whether future sales of our common stock, or the availability of our common stock for sale, will adversely affect the market price for our common stock or our ability to raise capital by offering equity securities.

The DLS sellers have the right to designate two nominees for election to our board of directors. The interests of the DLS sellers may be different from yours.

The DLS sellers collectively held 5,082,839 shares of our common stock, representing approximately 14.2% of our issued and outstanding shares, as of June 1, 2009. Under the investors rights agreement that we entered into in connection with the DLS acquisition, the DLS sellers have the right to designate two nominees for election to our board of directors. As a result, the DLS sellers have a greater ability to determine the composition of our board of directors and to control our future operations and strategy than a stockholder owning the same number of shares, but not benefiting from board designation rights, would have.

Conflicts of interest between the DLS sellers, on the one hand, and other holders of our securities, on the other hand, may arise with respect to sales of shares of our common stock owned by the DLS sellers or other matters. In addition, the interests of the DLS sellers regarding any proposed merger or sale may differ from the interests of other holders of our securities.

The board designation rights described above could also have the effect of delaying or preventing a change in our control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which in turn could have a material and adverse effect on the market price of our common stock.

Your interest in us may be diluted by additional issuances of equity securities after the offering.

We expect to issue additional equity securities after the offering to fund the acquisition of additional businesses and pursuant to employee benefit plans. We may also issue additional equity securities for other purposes. These securities may have the same rights as our common stock or, alternatively, may have dividend, liquidation, or other preferences to our common stock. The issuance of additional equity securities will dilute the holdings of stockholders and may reduce the share price of our common stock.

We do not expect to pay dividends on our common stock, and investors will be able to receive cash in respect of their shares of common stock only upon the sale of their shares.

We have not paid any cash dividends on our common stock within the last ten years, and we have no intention in the foreseeable future to pay any cash dividends on our common stock. Furthermore, our credit agreement and the indentures governing our outstanding senior notes restrict, and the certificate of designations for the Preferred Stock will restrict, our ability to pay dividends on our common stock. Therefore, an investor in our common stock will obtain an economic benefit from the common stock only after an increase in its trading price and only by selling the common stock.

USE OF PROCEEDS

We will receive gross proceeds from the offering of approximately $89.2 million (before offering expenses), assuming full subscription of the warrants. The expenses from the offering are estimated to be approximately $3.3 million. If all the conditions to the Backstop Commitment are met, the Backstop Commitment will ensure that we raise gross proceeds of no less than approximately $79.9 million through the offering and the Backstop Commitment.

All net proceeds from the offering and the Backstop Commitment will be used to repay indebtedness outstanding under our bank credit facility and senior notes.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Shares of our common stock are quoted on the NYSE under the symbol “ALY.” On June 1, 2009, the last reported sale price of our common stock was $2.97 per share. The following table sets forth, for the quarters indicated, the range of high and low sale prices for our common stock as reported on the NYSE (for periods after March 22, 2007) and on the American Stock Exchange (for periods prior to March 22, 2007).

	High	Low

Fiscal Year Ended December 31, 2007
First Quarter	$23.61	$14.10
Second Quarter	24.39	15.83
Third Quarter	28.10	18.35
Fourth Quarter	19.49	14.09
Fiscal Year Ended December 31, 2008
First Quarter	$15.21	$9.56
Second Quarter	18.50	13.01
Third Quarter	18.00	9.76
Fourth Quarter	12.68	3.69
Fiscal Year Ending December 31, 2009
First Quarter	$6.07	$0.71
Second Quarter (through June 1, 2009)	4.53	1.80

No dividends on our common stock were declared or paid during the past three years, and no dividends are anticipated to be declared or paid on our common stock in the foreseeable future. Our credit facilities and the indentures governing our senior notes restrict our ability to pay dividends on our common stock.

THE OFFERING

Before exercising any warrants, you should read carefully the information set forth under the caption “Risk Factors” in this prospectus supplement.

The Warrants

We have allocated, at no charge, to all holders of shares of our common stock as of 5:00 p.m., New York City time, on the record date, June 1, 2009, one non-transferable warrant for each share owned at that time, for a total of 35,683,688 warrants. Each warrant carries a basic subscription right that entitles you to purchase one share of our common stock at a subscription price of $2.50 per share.

If you elect to exercise your basic subscription right in full, you may also subscribe, at the subscription price, for additional shares of our common stock through an oversubscription right to the extent that other warrant holders do not exercise their basic subscription rights in full. If an insufficient number of shares of our common stock is available to fully satisfy the oversubscription requests, the available shares of common stock will be sold pro rata among the warrant holders who exercised their oversubscription rights. We have not engaged an underwriter or selling agent in connection with the offering.

If you hold your shares through a broker, custodian bank or other nominee, please see the information included below under the heading “— Beneficial Owners.”

As soon as practicable after the completion of the offering, shares of common stock subscribed for and issued pursuant to exercise of the warrants will be delivered to subscribers.

Backstop Commitment

We have entered into the Investment Agreement with Lime Rock, pursuant to which Lime Rock has agreed to backstop the offering by purchasing from us, at the subscription price, any shares not purchased by our existing stockholders (after giving effect to any oversubscriptions), up to the number of shares of common stock that will constitute approximately 34.1% of our outstanding common stock following the closing of the offering and the Backstop Commitment. This Backstop Commitment is subject to certain terms and conditions, some of which are unrelated to the offering. Please see “The Investment Agreement — Closing Conditions.” If all the conditions to the Backstop Commitment are met, the Backstop Commitment will ensure that we raise gross proceeds of no less than approximately $79.9 million through the offering and the Backstop Commitment.

Lime Rock will not receive any fees or compensation for entering into or fulfilling its obligations under the Backstop Commitment.

Record Date

The record date was as of 5:00 p.m., New York City time, on June 1, 2009. We have allocated warrants that can be exercised for shares of our common stock only to holders of our common stock as of the record date.

Subscription Price

The subscription price is $2.50 per share, payable in cash. All payments must be cleared on or before the expiration date of the offering. There can be no assurance that the market price of our common stock will not decline to less than $2.50 per share during or after the subscription period. Similarly, there can be no assurance that a warrant holder will be able to sell shares of common stock purchased in the offering at a per share price equal to or greater than the subscription price.

Subscription Right

Your warrants entitle you to a basic subscription right and an oversubscription right.

Basic Subscription Right.  With your basic subscription right, you may, but are not required to, purchase one share of our common stock per warrant upon delivery of the required documents and payment of the subscription price of $2.50 per share before the expiration of the offering. You are not required to exercise your basic subscription right in full unless you wish to purchase shares through your oversubscription right.

Oversubscription Right.  If you exercise your basic subscription right in full, you may, but are not required to, purchase additional shares of our common stock that are offered but not purchased by other warrant holders upon delivery of the required documents and payment of the subscription price of $2.50 per share before the expiration of the offering. You may exercise your oversubscription right only if you exercise your basic subscription right in full and to the extent that other holders of warrants do not exercise their basic subscription rights in full. The maximum number of shares that you may purchase through your oversubscription right is 32% of the number of shares that you are entitled to purchase through your basic subscription right.

Pro Rata Allocation.  If there are not enough shares of our common stock to satisfy all the oversubscription requests in full, we will allocate the available shares pro rata, after eliminating all fractional shares, among the oversubscribing warrant holders. “Pro rata” in this context means in the same proportion that the number of shares of common stock held on the record date by the oversubscribing holder bears to the aggregate number of shares of common stock held on the record date by all oversubscribing holders. If there is a pro rata allocation of the available shares of our common stock and you would receive an allocation of a greater number of shares than you subscribed for through your oversubscription right, then we will allocate to you only the number of shares for which you subscribed. We will allocate the remaining shares among the other holders who have exercised their oversubscription rights.

Full Exercise of Basic Subscription Right.  You may exercise your oversubscription right only if you exercise your basic subscription right in full. To determine whether you have fully exercised your basic subscription right, we will consider only the basic subscription rights held by you in the same capacity. For example, suppose that you were allocated warrants for shares of our common stock that you own individually and for shares of our common stock that you own jointly with your spouse. If you wish to exercise your oversubscription right with respect to the warrants you own individually, but not with respect to the warrants you own jointly with your spouse, you only need to fully exercise your basic subscription right with respect to your individually owned warrants. You do not have to subscribe for any shares under the basic subscription right held jointly with your spouse to exercise your individual oversubscription right.

When you complete the portion of your warrant certificate required to exercise your oversubscription right, you will be representing and certifying that you have fully exercised your basic subscription right as to shares of our common stock that you hold in that capacity. You must exercise your oversubscription right at the same time you exercise your basic subscription right in full.

Return of Excess Payment.  If you exercise your oversubscription right and are allocated less than all of the shares of our common stock for which you wish to subscribe, your excess payment for shares that were not allocated to you will be returned to you by mail, without interest or deduction, as soon as practicable after the expiration date of the offering.

Expiration Date

The warrants will expire at 5:00 p.m., New York City time, on June 19, 2009, subject to extension in our sole discretion. Please see “— Extension, Cancellation and Amendment.” We do not currently contemplate any extensions. If you do not exercise your warrants before the expiration date of the offering, your unexercised warrants will be null and void and will have no value. We will not be obligated to honor any purported exercise of warrants received by the subscription agent after the expiration date of the offering, regardless of when the documents relating to that exercise were sent, unless you have timely transmitted the documents under the guaranteed delivery procedures described below. We may close and complete the offering even if less than all of the shares that we are offering are actually purchased.

Extension, Cancellation and Amendment

We have the option of extending the period for exercising your warrants, although we do not intend to do so at this time. We can extend the expiration date of the offering by giving oral or written notice to the subscription agent on or before the scheduled expiration date. We also reserve the right to cancel the offering at any time and for any reason, so your participation in the offering is not assured.

In the event that the offering is cancelled, all funds received from subscribing warrant holders will be returned within approximately 15 days following the date of cancellation of the offering. We will not pay interest on any returned funds. Please see “Risk Factors — Risks Associated with the Offering — We may cancel the offering at any time. If we cancel the offering, neither we nor the subscription agent will have any obligation to you except to return your subscription payments.”

We will notify stockholders if we extend or cancel the offering by issuing a press release announcing such extension or cancellation no later than 9:00 a.m., New York City time, on the next business day after the most recently announced expiration date of the offering, and filing that press release with the SEC as an exhibit to a Current Report on Form 8-K.

We reserve the right, in our sole discretion, to amend the terms of the offering. If we make an amendment that we consider material, we will:

•	mail notice of the amendment to all stockholders of record as of the record date;

•	extend the expiration date of the offering by at least ten days; and

•	offer all subscribers no fewer than ten days to revoke any subscription already submitted.

The extension of the expiration date will not, in and of itself, be treated as a material amendment for these purposes.

Method of Offering

The offering is being made directly by us. We will not pay any underwriting discounts or commissions, finder’s fees or other remuneration in connection with the allocation of the warrants other than the fees and expenses paid to the subscription agent, the information agent and our legal and financial advisors. We estimate that the expenses of the offering will total approximately $3.3 million.

Our Board of Directors Makes No Investment Recommendation

Our board of directors has approved the offering but does not make any recommendation to you about whether you should exercise any of your warrants. In making a decision whether to exercise your warrants, you must consider your own best interest. You should not view Lime Rock’s Backstop Commitment as a recommendation or other indication by Lime Rock or our board of directors that the exercise of your warrants is in your best interests.

If you choose not to exercise your basic subscription right in full, your relative ownership interest in us will be diluted. Even if you exercise your basic subscription and oversubscription rights in full, your relative ownership interest in us may be diluted by the issuance of the Preferred Stock to Lime Rock. If you exercise your warrants, you risk a loss on your investment because the trading price of our common stock may decline below the subscription price. We cannot assure you that the trading price of our common stock will not decline to below the subscription price during or after the offering. For a summary of some of the risks a new investment would entail, please see “Risk Factors” in this prospectus supplement.

Mailing of Warrant Certificates and Record Holders

We are sending a warrant certificate to each record holder (other than those whose addresses are outside the United States and Canada or who have an APO or FPO address) of our common stock and related instructions on how to exercise the warrants together with this prospectus supplement. In order to exercise your warrants, you must fill out and sign the warrant certificate and deliver it by the applicable deadline to the subscription agent, together with full payment for the shares to be purchased. Only the holders of record of our common stock as of 5:00 p.m., New York City time, on June 1, 2009, the record date, may exercise warrants.

A custodian bank, trust company, securities broker or dealer or other nominee holder which is a record holder for more than one beneficial owner of shares may divide or consolidate warrant certificates to represent shares held as of the record date by its beneficial owners, upon providing the subscription agent with certain required information.

If you own shares that are held for you by a broker, custodian bank or other nominee, in order to exercise your warrants you must promptly send the proper instruction form to the nominee holding your shares. The broker, custodian bank or other nominee holding your shares is the record holder of your shares and will have to act on your behalf in order for you to exercise your warrants. We have asked brokers, custodian banks and other nominees that hold our common stock to contact the beneficial owner(s) thereof and provide them with instructions concerning the warrants they are entitled to exercise.

Warrant Holders Outside the United States and Canada and Certain Other Warrant Holders

Warrant certificates will not be mailed to record date holders whose addresses are outside the United States and Canada or who have an APO or FPO address, but will be held by the subscription agent for such record date holders’ account. If you are such a person, to exercise your warrants, you must send a letter of instruction indicating the number of warrants to be exercised, together with payment of the aggregate subscription price for the shares subscribed for, to the subscription agent. The subscription agent must receive the letter of instruction, together with payment of the aggregate subscription price (including final clearance of any checks), at or prior to 5:00 p.m., New York City time, on the expiration date of the offering.

Determination Regarding the Exercise of Your Warrants

We will decide all questions concerning the timeliness, validity and form of the exercise of your warrants in our sole discretion, and any such determinations by us will be final and binding. We, in our sole discretion, may waive, in any particular instance, any defect or irregularity, or permit, in any particular instance, a defect or irregularity to be corrected within such time as we may determine. We will not be required to make uniform determinations in all cases. We may reject the exercise of any of your warrants because of any defect or irregularity. We will not accept any exercise of warrants until all defects or irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion.

We and the subscription agent have no duty to notify you of any defect or irregularity in connection with the exercise of your warrants, and we and they will not be liable for any failure to so notify you. We reserve the right to reject the exercise of your warrants if it is not in accordance with the terms of the offering or in proper form. We also will not accept the exercise of your warrants if we determine that the issuance of shares of our common stock to you could be deemed unlawful under applicable law.

Right to Block Exercise Due to Regulatory Issues

We reserve the right to refuse the exercise of warrants by any holder of warrants who would, in our determination, be required to obtain clearance or approval from any state, U.S. federal or non-U.S. regulatory authority prior to the exercise of warrants or the ownership of additional shares if, at the expiration date of the offering, such clearance or approval has not been obtained. We are not undertaking to advise you of any such required clearance or approval, nor to pay any expenses incurred in seeking such clearance or approval.

We are not offering or selling, or soliciting any purchase of, shares of our common stock in any state or other jurisdiction in which such offering, sale or solicitation is not permitted. We reserve the right to delay the commencement of the offering in certain states or other jurisdictions if necessary to comply with local laws. We may elect not to offer shares to residents of any state or other jurisdiction the laws of which would require a change in the offering in order to carry out the offering in such state or jurisdiction.

Method of Subscription — Exercise of Warrants

You should read and follow the instructions accompanying your warrant certificate carefully.

You may exercise your warrants by delivering the following to the subscription agent, at or prior to 5:00 p.m., New York City time, on June 19, 2009, the expiration date of the offering:

•	your properly completed and executed warrant certificate, along with any required signature guarantees or other supplemental documentation; and

•	your payment in full of the aggregate subscription price for the number of shares for which you subscribe through your basic subscription right and, if applicable, your oversubscription right.

If you are a beneficial owner of shares of our common stock that are held for you by a broker, custodian bank or other nominee, you should instruct your broker, custodian bank or other nominee to exercise your warrants and deliver all documents and payment on your behalf prior to 5:00 p.m., New York City time, on June 19, 2009, the expiration date of the offering.

Your warrants will not be considered exercised unless the subscription agent receives from you, or your broker, custodian bank or nominee, as the case may be, all of the required documents and your full subscription price payment prior to 5:00 p.m., New York City time, on June 19, 2009, the expiration date of the offering.

Method of Payment

Your payment of the subscription price must be made in U.S. dollars for the full number of shares of common stock for which you are subscribing through your basic subscription right and, if applicable, your oversubscription right, by either:

•	a certified check or bank draft drawn upon a U.S. bank or a postal, telegraphic or express money order, in each case payable to the subscription agent; or

•	a wire transfer of immediately available funds to the subscription account maintained by the subscription agent.

The subscription agent will not accept uncertified personal checks.

Receipt of Payment

Your payment will be considered received by the subscription agent only upon:

•	receipt by the subscription agent of a certified check or bank draft drawn upon a U.S. bank or of a postal, telegraphic or express money order; or

•	receipt of a wire transfer of funds to the subscription account as described above.

Delivery of Subscription Materials and Payments

You should deliver your warrant certificate and payment of the subscription price or, if applicable, notice of guaranteed delivery, to the subscription agent by one of the methods described below:

By mail or overnight courier:

American Stock Transfer & Trust Company
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219

By hand:

American Stock Transfer & Trust Company
Attn: Reorganization Department
59 Maiden Lane
New York, New York 10038

Your delivery to an address or by any method other than as set forth above will not constitute valid delivery.

You are responsible for the method of delivery of your warrant certificate(s) and your subscription price payment to the subscription agent. If you send your warrant certificate(s) and subscription price payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery to the subscription agent prior to the time the offering expires.

Calculation of Warrants Exercised

If you do not state the number of shares for which you are subscribing, or do not send full payment for the number of shares for which you state you are subscribing, then you will be deemed to have exercised your basic subscription right with respect to the maximum number of shares that may be purchased with the aggregate subscription price payment you deliver to the subscription agent. If your aggregate subscription price payment is greater than the amount you owe for the number of shares purchased through your basic subscription right, you will be deemed to have exercised your oversubscription right to purchase the maximum number of shares that may be purchased with your over-payment. If we do not apply your full subscription price payment to your purchase of shares of our common stock, we or the subscription agent will return the excess amount to you by mail, without interest or deduction, as soon as practicable after the expiration date of the offering.

Issuance of Shares

As soon as practicable after the completion of the offering, the shares of common stock subscribed for and issued pursuant to the exercise of your warrants will be delivered to you. Such shares will be issued in the same form, certificated or book-entry, that your existing shares of common stock are held. The subscription agent will hold your subscription price payment in a segregated account with the other payments received from other warrant holders until we issue your shares of our common stock to you.

Medallion Guarantee May Be Required

Your signature on each warrant certificate may be required to be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the U.S., subject to standards and procedures adopted by the subscription agent. Please read your warrant certificate and the instructions accompanying it.

Notice to Beneficial Owners

If you are a broker, a trustee or a depositary for securities that held shares of our common stock for the account of others on June 1, 2009, the record date, you should notify the respective beneficial owners of such shares of our common stock of the offering as soon as possible in order to find out their intentions with respect to the exercise of their warrants. You should obtain instructions from the beneficial owners with respect to their warrants, as set forth in the instructions we have provided to you for distribution to such beneficial owners. If a beneficial owner so instructs, you should complete the appropriate warrant certificate(s) and submit them to the subscription agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of warrants to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock on the record date.

Beneficial Owners

If you are a beneficial owner of shares of our common stock held for you by a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the offering. If you wish to exercise your warrants, you will need to have your broker, custodian bank or other nominee act for you. If you hold certificates of our common stock directly and would prefer to have your broker, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. To indicate your decision with respect to your warrants, you should complete and return to your broker, custodian bank or other nominee the “Beneficial Owner Election Form.” You should receive this form from your broker, custodian bank or other nominee with the other offering materials. If you wish to obtain a separate warrant certificate, you should contact the nominee as soon as possible and request that a separate warrant certificate be issued to you. You should contact your broker, custodian bank or other nominee if you do not receive the Beneficial Owner Election Form, but you believe you are entitled to participate in the offering. We are not responsible if you do not receive the form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond.

Guaranteed Delivery Procedures

If you wish to exercise your warrants but do not have sufficient time to deliver a completed warrant certificate to the subscription agent on or before the time the offering expires, you may exercise your warrants by using the following guaranteed delivery procedures:

(1) deliver to the subscription agent on or prior to the offering expiration date your full subscription price payment in the manner set forth above in “— Method of Payment;”

(2) deliver to the subscription agent on or prior to the offering expiration date the “Notice of Guaranteed Delivery,” substantially in the form provided with the “Instructions as to Use of Allis-Chalmers Energy Inc. Warrant Certificates” distributed with your warrant certificates; and

(3) deliver your properly completed warrant certificate with any required signature guarantee to the subscription agent by 5:00 p.m., New York City time, on June 24, 2009.

Your Notice of Guaranteed Delivery must be delivered in substantially the same form as that provided with the Instructions as to Use of Allis-Chalmers Energy Inc. Warrant Certificates, which are being distributed to you with your warrant certificate. Your Notice of Guaranteed Delivery must come from an eligible institution, or another eligible guarantee institution that is a member of, or participant in, a signature guarantee program acceptable to the subscription agent.

In your Notice of Guaranteed Delivery, you must state:

•	your name;

•	the number of warrants represented by your warrant certificates, the number of shares of our common stock for which you are subscribing through your basic subscription right and the number of shares of our common stock for which you are subscribing through your oversubscription right, if any; and

•	your guarantee that you will deliver to the subscription agent the properly completed warrant certificate evidencing the warrants you are exercising prior to 5:00 p.m., New York City time, on June 24, 2009.

You may deliver your Notice of Guaranteed Delivery to the subscription agent in the same manner as your warrant certificate at the address set forth above under “— Delivery of Subscription Materials and Payments.” You may alternatively transmit your Notice of Guaranteed Delivery to the subscription agent by facsimile transmission (Fax Number: (718) 234-5001). To confirm facsimile deliveries, you may call (718) 921-8317.

The information agent will send you additional copies of the form of Notice of Guaranteed Delivery if you request them. Please call (866) 577-4988 to request any copies of the form of Notice of Guaranteed Delivery. Banks and brokerage firms should call (212) 440-9800 to request any copies of the form of Notice of Guaranteed Delivery.

Procedures for DTC Participants

We expect that the exercise of your basic subscription right and oversubscription right, if any, may be made through the facilities of The Depository Trust Company. If your warrants are held of record through DTC, you may exercise your basic subscription right and your oversubscription right by instructing DTC to transfer your warrants from your account to the account of the subscription agent, together with certification as to the aggregate number of warrants you are exercising and the number of shares of our common stock you are subscribing for through your basic subscription right and your oversubscription right, if any, and your full subscription price payment.

Commissions, Fees

No commissions or fees will be charged by us for the exercise of warrants. However, if you exercise your warrants through a broker, custodian bank or other nominee, you will be responsible for any fees charged by it.

Questions About Exercising Warrants

If you have any questions or require assistance regarding the method of exercising your warrants or requests for additional copies of this prospectus supplement, the Instructions as to Use of Allis-Chalmers Energy Inc. Warrant Certificates or the Notice of Guaranteed Delivery, you should contact Georgeson Inc., the information agent, toll free at (866) 577-4988. Banks and brokerage firms should call (212) 440-9800.

Subscription Agent

We have appointed American Stock Transfer & Trust Company to act as subscription agent for the offering. We will pay all fees and expenses of the subscription agent related to the offering and have also agreed to indemnify the subscription agent from liabilities that it may incur in connection with the offering.

No Revocation

Once you send in your warrant certificate and payment, you cannot revoke the exercise of your warrants unless we have informed you of a material amendment to the terms of the offering. Warrants not exercised prior to the expiration date of the offering will expire and will have no value.

Transferability of Warrants

Except in the limited circumstances described below, the warrants are not transferable and may be exercised only by the persons to whom they are issued. Any attempt to transfer warrants, other than in the limited circumstances contemplated, will render them null and void. The transfer after the record date of shares of common stock for which the warrants were granted will not have any effect on the selling stockholder’s subscription right in respect of any such warrants.

Notwithstanding the foregoing, your warrants may be transferred by operation of law. For example, a transfer of warrants to the estate of the recipient upon the death of the recipient would be permitted. If the warrants are transferred as permitted, evidence satisfactory to us that the transfer was proper must be received by us prior to the expiration date of the offering.

Effect of the Offering on Company Stock Plans

None of our stock plans have antidilution or other provisions of adjustment that will be triggered by the offering.

Outstanding Stock

As of June 1, 2009, there were 35,683,688 shares of common stock outstanding, the holders of all of which are being offered warrants as described in this prospectus supplement. Holders of options to purchase shares of common stock are not being granted warrants to purchase common stock. Based on the number of shares outstanding as of June 1, 2009, and assuming full subscription of the offering, a total of 35,683,688 additional shares of common stock will be issued, and there will be 71,367,376 shares of common stock outstanding after the offering (assuming full subscription of the offering).

THE INVESTMENT AGREEMENT

The Backstop Commitment

We have entered into the Investment Agreement with Lime Rock, pursuant to which Lime Rock has agreed to backstop the offering by purchasing from us, at the subscription price, any shares not purchased by our existing stockholders (after giving effect to any oversubscriptions), up to the number of shares of common stock that will constitute approximately 34.1% of our common stock outstanding following the closing of the offering and the Backstop Commitment. The Backstop Commitment is subject to certain terms and conditions. Please see “— Closing Conditions” below.

The Preferred Stock Purchase Commitment

Lime Rock has also agreed to purchase from us, at a price of $1,000.00 per share, shares of our 7% convertible perpetual preferred stock. The Preferred Stock will be convertible into 19.9% of our common stock outstanding following the closing of the offering and Backstop Commitment, at an initial conversion price of $2.56 per share, subject to anti-dilution adjustments. The Preferred Stock Purchase commitment is subject to certain terms and conditions. Please see “— Closing Conditions” below.

For a description of the terms of the Preferred Stock, please see the information under the heading “The Preferred Stock” elsewhere in this prospectus supplement.

Governance Arrangements

Pursuant to the Investment Agreement, from the closing of the Backstop Commitment until the date on which Lime Rock and its affiliates cease to beneficially own 10% or more of our common stock (counting the Preferred Stock on an as converted basis), Lime Rock will be entitled to nominate up to four people (each subject to review and approval of our nominating and corporate governance committee) to serve on our board of directors as follows:

•	for so long as Lime Rock and its affiliates own 40.0% or more of our common stock (counting the Preferred Stock on an as converted basis), Lime Rock will have the right to nominate four people to serve on our board of directors;

•	for so long as Lime Rock and its affiliates own at least 30.0% but less than 40.0% of our common stock (counting the Preferred Stock on an as converted basis), Lime Rock will have the right to nominate three people to serve on our board of directors;

•	for so long as Lime Rock and its affiliates own at least 20.0% but less than 30.0% of our common stock (counting the Preferred Stock on an as converted basis), Lime Rock will have the right to nominate two people to serve on our board of directors; and

•	for so long as Lime Rock and its affiliates own at least 10.0% but less than 20.0% of our common stock (counting the Preferred Stock on an as converted basis), Lime Rock will have the right to nominate one person to serve on our board of directors.

If Lime Rock purchases the maximum percentage of our common stock through its Backstop Commitment and completes its Preferred Stock Purchase Commitment, we will be obligated (subject to the reasonable approval of our nominating and corporate governance committee) to appoint four Lime Rock designees to our board of directors at or prior to the closing of these two transactions.

We have agreed to recommend that our stockholders vote in favor of the slate of directors designated by our nominating and corporate governance committee (which will include the Lime Rock nominees).

If, for any reason, a person nominated by Lime Rock to serve on our board of directors is not elected to our board of directors, we will exercise all authority under applicable law to cause such person to be elected to our board of directors. If, at any time, a Lime Rock director resigns or is removed from our board of directors, a new director will be designated by Lime Rock and appointed by our board of directors, subject to the reasonable approval of our nominating and corporate governance committee. Lime Rock has agreed with us that if, at any time, the number of people it is entitled to nominate to serve on our board of directors decreases based on its ownership of common stock as described above, it will cause sufficient Lime Rock directors to resign so that the number of Lime Rock directors serving on our board of directors after such resignations equals the number of directors it would have been entitled to nominate had an election of directors taken place at such time, unless Lime Rock advises us of its intention to purchase, and actually purchases, shares of our common stock sufficient to maintain its nomination rights within 90 days.

For as long as Lime Rock is entitled to nominate at least one person to serve on our board of directors, one member of each of our audit committee and compensation committee will be a Lime Rock director, provided that such Lime Rock director satisfies applicable New York Stock Exchange and Securities and Exchange Commission independence criteria. In addition, we have agreed to cause our board of directors to create and maintain, for as long as Lime Rock is entitled to nominate at least one person to serve on our board of directors, a finance committee consisting of five members. Two of these members will be Lime Rock directors for as long as Lime Rock is entitled to nominate two or more people to serve on our board of directors. If Lime Rock is entitled to nominate only one person to serve on our board of directors, then that one person will be entitled to be a member of the finance committee. The other members of the finance committee will be non-Lime Rock directors. The finance committee will review and consider, and make non-binding recommendations to our board of directors regarding: (1) acquisitions of assets or voting securities for consideration in excess of $20,000,000; (2) mergers or change of control transactions; (3) our liquidation, dissolution or reorganization; (4) the sale or other disposition of all or substantially all of our assets; (5) offerings or sales of voting equity securities for cash in an aggregate amount in excess of $20,000,000, other than issuances of securities upon conversion of convertible securities then outstanding or pursuant to option and other incentive compensation plans; and (6) material capital expenditures in excess of our capital expenditure budget.

Pursuant to the Investment Agreement, we have renounced any interest or expectancy in any business opportunity, transaction or other matter in which Lime Rock, its affiliates and portfolio companies and directors nominated by Lime Rock participate or desire or seek to participate, other than opportunities, transactions and other matters presented to our directors in their capacity as directors or identified through disclosure of information by us or on our behalf.

Lime Rock and its affiliates have agreed not to solicit or participate in any solicitation of proxies from our stockholders and have agreed not to grant any irrevocable proxies, in each case in connection with any vote for our directors.

For purposes of the matters described under “— Governance” and “— Standstill; Transfer Restrictions,” the phrase “Lime Rock and its affiliates” means Lime Rock and those affiliates of Lime Rock who are deemed to beneficially own the common stock or Preferred Stock beneficially owned by Lime Rock, and any person with whom Lime Rock or any such affiliates would constitute a “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934 with respect to our common stock or the Preferred Stock.

Standstill; Transfer Restrictions

The Investment Agreement provides that until the earliest of:

•	the date on which Lime Rock and its affiliates cease to beneficially own 10% or more of our common stock (counting the Preferred Stock on an as converted basis);

•	the date on which our common stock ceases to be registered under Section 12 of the Exchange Act;

•	the third anniversary of the closing of the Preferred Stock Purchase Commitment, or if such closing does not occur, the closing of the Backstop Commitment;

•	the termination of the offering without the sale of any securities pursuant to the Backstop Commitment or Preferred Stock Purchase Commitment;

•	the termination of the Investment Agreement;

•	a proposal relating to a merger or change of control transaction with respect to us is made by any person other than Lime Rock and its affiliates and is accepted by our board of directors, and Lime Rock and its affiliates grant a proxy to our representatives authorizing such representatives to vote all of the shares held by Lime Rock and its affiliates in favor of such transaction; or

•	the announcement by us of a “going private” transaction in which Lime Rock agrees in writing to participate,

Lime Rock and its affiliates may not purchase or otherwise acquire or agree or offer to acquire additional shares, or rights or options to acquire additional shares, of our voting stock, except:

•	through the Backstop Commitment and Preferred Stock Purchase Commitment (including any shares of our common stock issued upon conversion of the Preferred Stock);

•	in order to prevent a dilution of their ownership as a result of an issuance of common stock by us (or in order to restore their ownership percentage following such a dilution);

•	acquisitions of voting stock so long as the voting stock acquired, when aggregated with all the other voting stock held by Lime Rock and its affiliates, does not constitute more than 35% of our total voting power or more than 45% of our outstanding common stock (counting any shares of Preferred Stock on an as converted basis);

•	issuances of voting stock to Lime Rock or its affiliates that are approved by us; and

•	issuances of voting stock as dividends or distributions with respect to, or upon conversion, exchange or exercise of, securities which Lime Rock and its affiliates are permitted to own under the Investment Agreement.

For the same period, Lime Rock and its affiliates have agreed not to sell or otherwise transfer any of our voting stock (including the Preferred Stock) except:

•	to another affiliate;

•	in an underwritten registered offering;

•	to persons that will not own, after such transfer, 10% or more of our voting stock;

•	pursuant to Rule 144 under the Securities Act;

•	pursuant to any tender offer by us, or any tender offer by a third party (unless our board has recommended that our stockholders not accept such tender offer); and

•	in connection with mergers or consolidations in which our voting stock is exchanged for cash, securities, other property or a combination thereof.

The foregoing restrictions shall not prohibit Lime Rock or its affiliates from making an acquisition proposal directly to our board of directors, provided that, among other things, (1) if our board of directors determines to commence a process with respect to a potential acquisition proposal, we will permit Lime Rock and its affiliates to participate in such process and (2) if pursuant to actions taken by our board of directors following receipt of the Lime Rock proposal, our board of directors determines to accept and recommend an alternative proposal that it believes is superior, Lime Rock and its affiliates will vote their shares with respect to such alternative proposal in the same proportion as all other shares are voted on such proposal.

Registration Rights

We have agreed to enter into a registration rights agreement at the closing of the Backstop Commitment or, if such closing does not occur, the closing of the Preferred Stock Purchase Commitment to provide certain customary registration rights to Lime Rock in connection with the shares of common stock it acquires under the Backstop Commitment and upon conversion of the Preferred Stock. Our obligations to register Lime Rock’s shares of common stock pursuant to the registration rights agreement, however, do not become effective until one year from the date of the registration rights agreement.

Closing Conditions

The closing of the transactions contemplated by the Investment Agreement is subject to satisfaction or waiver of customary conditions, including compliance with covenants and the accuracy of representations and warranties provided in the Investment Agreement, consummation of the offering and the receipt of all requisite approvals and authorizations pursuant to, and the making of all filings with and notifications to the applicable governmental authority under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or the HSR Act, and expiration or termination of any applicable waiting period under the HSR Act.

In addition, the obligations of Lime Rock to proceed with the Backstop Commitment and Preferred Stock Purchase Commitment are subject to the satisfaction of additional conditions, including that (1) our existing stockholders purchase at least 25% of the shares of our common stock offered in the offering and (2) at least $100 million in aggregate principal amount of our 9.0% senior notes due 2014 and 8.5% senior notes due 2017 be validly tendered (and not subject to withdrawal) pursuant to our concurrent tender offers at an average price not to exceed $650.00 per $1,000.00 of principal amount.

On May 22, 2009, we and Lime Rock each filed a Premerger Notification and Report Form under the HSR Act with the Federal Trade Commission, or the FTC, and the Antitrust Division of the Department of Justice, or the DOJ, in connection with Lime Rock’s purchase of common stock pursuant to the Backstop Commitment and Preferred Stock pursuant to the Preferred Stock Purchase Commitment, in each case as provided in the Investment Agreement. We and Lime Rock each requested early termination of the required waiting period in our respective filings. The required waiting period will expire at 11:59 p.m., New York City time, on June 22, 2009, unless earlier terminated by the FTC and the DOJ or we receive a request for additional information prior to that time.

Termination

The Investment Agreement may be terminated at any time prior to the closing of the Backstop Commitment or the Preferred Stock Purchase Commitment in certain circumstances, including:

•	by either party following the termination of the offering;

•	by either party if the closing of neither the Backstop Commitment nor Preferred Stock Purchase Commitment occurs by August 15, 2009, provided that a party whose failure to fulfill any obligation under the agreement was the cause of the delay may not terminate pursuant to this provision;

•	by either party if any governmental entity shall have taken action prohibiting any of the contemplated transactions;

•	by either party if the other party is in breach of, or has failed to comply with, any of its representations, warranties or covenants, and such breach or failure to comply has not been cured within 30 days of receipt of notice thereof; or

•	by either party if a material adverse effect has occurred with respect to the other party, and such material adverse effect is not curable, or has not been cured within 30 days of receipt of notice thereof.

We are required to pay Lime Rock a termination fee of $1.5 million if the Investment Agreement is terminated (1) by either party following the termination of the offering, (2) by Lime Rock pursuant to the second bullet point in the immediately preceding paragraph at a time when we would not be permitted to terminate the agreement pursuant to that provision or (3) by Lime Rock pursuant to the fourth bullet point in the immediately preceding paragraph, provided that within six months of the date of the Investment Agreement we announce, enter into or complete a backstopped rights offering that yields (or is expected to yield) gross proceeds of at least $25 million.

Expenses

We have agreed to reimburse Lime Rock for all reasonable and actual out-of-pocket expenses it incurs in connection with the Investment Agreement and the transactions contemplated thereby, up to a maximum amount of $400,000, if neither the Backstop Commitment nor the Preferred Stock Purchase Commitment closes.

Funding Fee

The Company has agreed to pay Lime Rock a funding fee equal to 1.25% of the aggregate purchase price of the Preferred Stock upon the closing of the Preferred Stock Purchase Commitment.

Indemnification

We have agreed to indemnify Lime Rock and its affiliates and each of their respective officers, directors, partners, employees, agents and representatives for losses arising out of or relating to (1) any material misstatement or omission in this prospectus supplement and the registration statement of which it is a part (other than with respect to statements made in reliance on information provided to us in writing by Lime Rock for use herein) and (2) claims, suits or proceedings challenging the authorization, execution, delivery, performance or termination of the offering, the Investment Agreement or certain related documents, or any of the transactions contemplated thereby (other than losses attributable to the acts, errors or omissions of Lime Rock in violation of the Investment Agreement).

DESCRIPTION OF THE PREFERRED STOCK

The terms of the Preferred Stock are contained in a certificate of designations that will amend our amended and restated certificate of incorporation. The following description is a summary of the material provisions of the Preferred Stock and the certificate of designations. As used in this “Description of the Preferred Stock” section, references to “company,” “we,” “our” or “us” refer solely to Allis-Chalmers Energy Inc. and not to our subsidiaries.

General

Under our amended and restated certificate of incorporation, our board of directors is authorized, without further stockholder action, to issue up to 25,000,000 shares of preferred stock, par value $0.01 per share, in one or more series and with such designations, powers, preferences and rights, and qualifications, limitations or restrictions, as shall be set forth in the resolutions providing therefor and which are permitted by the General Corporation Law of the State of Delaware. We currently have no outstanding shares of preferred stock.

In connection with the closing of the Preferred Stock Purchase Commitment, we will issue up to approximately 36,360 shares of our Preferred Stock. Upon our liquidation, dissolution or winding up, holders of the Preferred Stock would be entitled to a liquidation preference equal to the greater of (a) $3,000 per share of Preferred Stock and (b) the per share amount, as determined in good faith by our board of directors, of all cash and other property to be distributed in respect of the common stock a holder of one share of Preferred Stock would have been entitled to had it converted such Preferred Stock immediately prior to the date fixed for such liquidation, dissolution or winding up. Please see “— Liquidation Preference” below.

The Preferred Stock is subject to mandatory conversion, as described below under “— Mandatory Conversion,” but is not redeemable by us.

Ranking

The Preferred Stock, with respect to dividend rights and rights upon liquidation, winding up or dissolution, ranks:

•	junior to all of our existing and future debt obligations;

•	junior to “senior stock,” which is any class or series of our capital stock established after issuance of the Preferred Stock that has terms which expressly provide that such class or series ranks senior to the Preferred Stock;

•	on a parity with “parity stock,” which is any class or series of our capital stock that has terms which provide that such class or series will rank on a parity with the Preferred Stock; and

•	senior to “junior stock,” which is our common stock and any class or series of our capital stock that has terms which do not expressly provide that such class or series will rank senior to or on a parity with the Preferred Stock.

Dividends

Holders of the shares of Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, out of funds legally available for payment, cumulative cash dividends on each outstanding share of Preferred Stock at the annual rate of 7.0% of the purchase price per share ($1,000). The dividend rate is equivalent to $70.00 per share annually. The right of holders of the shares of Preferred Stock to receive dividend payments is subject to the rights of any holders of shares of senior stock and parity stock.

Dividends are payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning on September 30, 2009. If any of those dates is not a business day, then dividends will be payable on the next succeeding business day. Dividends will accumulate on a daily basis from the date of original issuance of the Preferred Stock and, if not paid on the succeeding dividend payment date, will cumulate additional dividends on any cumulated but unpaid dividends at the annual rate until paid. Dividends are payable to holders of record as they appear in our stock records at the close of business on March 15, June 15, September 15 and December 15 of each year or on a record date that may be fixed by our board of directors and that will be not more than 60 days nor fewer than 10 days before the applicable quarterly dividend payment date. Dividends will cumulate regardless of whether we have funds legally available for the payment of those dividends and regardless of whether the board of directors declares the dividends. On the third anniversary of the first date on which any shares of Preferred Stock are issued and outstanding, dividends on the Preferred Stock will cumulate only upon dividends that were accumulated and unpaid, if any, on such date. After such date, holders of Preferred Stock will not be entitled to receive any dividends on the Preferred Stock, other than dividends that were accumulated and unpaid immediately prior to such date and dividends that continue to cumulate upon such unpaid dividends.

Dividends payable on the shares of Preferred Stock, or amounts determined with respect thereto, for any period shorter or longer than a full quarterly period will be computed on the basis of a 360-day year consisting of twelve 30 day months. Dividends on the shares of Preferred Stock will be payable only in cash.

For so long as the Preferred Stock is outstanding, (1) we will not declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any junior stock or parity stock and (2) neither we nor any of our subsidiaries will redeem, repurchase or otherwise acquire for consideration junior stock or parity stock through a sinking fund or otherwise, in each case, unless we have paid or set apart funds for the payment of all accumulated and unpaid dividends with respect to the shares of the Preferred Stock and any parity stock for all preceding dividend periods. As an exception to clause (2), we will be able to redeem, repurchase or otherwise acquire for consideration junior stock or parity stock if the consideration for such redemption, repurchase or other acquisition is solely junior stock.

Holders of the Preferred Stock will not have any right to receive dividends that we may declare on our common stock. The right to receive dividends declared on our common stock will be realized only after conversion of such holder’s shares of Preferred Stock into shares of our common stock.

Conversion Rights

Holders of the Preferred Stock may convert shares of Preferred Stock into fully paid and nonassessable shares of our common stock at an initial conversion rate of 390.625 shares of common stock per one share of Preferred Stock (with a corresponding initial conversion price of $2.56), subject to adjustments as described under “— Adjustments to the Conversion Rate” below. However, no share of Preferred Stock will be convertible into shares of our common stock prior to the earlier of the third anniversary of the first date on which any shares of Preferred Stock are issued and outstanding or the expiration of the standstill provisions included in the Investment Agreement, unless (1) a member of the Investor Group (as defined below) provides a written certification to us specifying the total number of issued and outstanding shares of our common stock beneficially owned by such Investor Group and (2) immediately after giving effect to such conversion, such Investor Group would not beneficially own a number of shares of our common stock exceeding 35% of the total number of our issued and outstanding shares of common stock held by all stockholders, provided that this restriction will not apply if we have given prior written consent to such conversion, which we have agreed to give under certain limited circumstances specified in the Investment Agreement.

If a holder of shares of Preferred Stock exercises conversion rights, the holder will be entitled to receive, within five business days after the conversion date, an amount equal to all accumulated and unpaid dividends on the converted shares of Preferred Stock, whether or not declared prior to that date, through the conversion date, and such shares will cease to accumulate any dividends as of the end of the day immediately preceding the conversion date. If a holder of shares of Preferred Stock exercises conversion rights during the period commencing on the close of business on any record date corresponding to a dividend payment date and ending at the close of business on the business day immediately preceding such dividend payment date, the holder on such dividend payment record date will receive the dividends declared and paid with respect to such dividend payment date, but the amount that the holder of shares of Preferred Stock exercising conversion rights during such period will be entitled to receive in respect of accumulated and unpaid dividends will be reduced by the amount of dividends that will be paid on the dividend payment date to the holder as of such dividend record date (and if such accumulated and unpaid dividends are less than such amount of dividends to be paid on the dividend payment date, then the shares of Preferred Stock surrendered for conversion must be accompanied by a payment to the company in cash of an amount equal to the shortfall). A holder of shares of Preferred Stock on a dividend payment record date who converts such shares into shares of our common stock on the corresponding dividend payment date will be entitled to receive the dividend payable on such shares of Preferred Stock on such dividend payment date. To the extent we are not legally permitted to pay all amounts contemplated above upon conversion, we will pay such amounts as soon as we may legally do so.

In connection with the conversion of any shares of Preferred Stock, no fractional shares of common stock will be issued, but we will pay a cash adjustment in respect of any fractional interest in an amount equal to the fractional interest multiplied by the closing sale price of our common stock on the date the shares of Preferred Stock are surrendered for conversion. If more than one share of Preferred Stock will be surrendered for conversion by the same holder at the same time, the number of whole shares of common stock issuable on conversion of those shares will be computed on the basis of the total number of shares of Preferred Stock so surrendered.

The certificate of designations requires us, at all times after the first date on which any shares of Preferred Stock are issued and outstanding, to reserve and keep available, free from preemptive rights, for issuance upon the conversion of shares of Preferred Stock a number of our authorized but unissued shares of common stock that will from time to time be sufficient to permit the conversion of all outstanding shares of Preferred Stock.

Adjustments to the Conversion Rate

The conversion rate is subject to adjustment from time to time if any of the following events occur:

•	the issuance of our common stock as a dividend or distribution on our common stock;

•	certain subdivisions and combinations of our common stock;

•	the issuance to all holders of our common stock of certain rights or warrants to purchase our common stock (or securities convertible into our common stock) at a price per share less than (or having a conversion price per share less than) the closing sale price of a share of our common stock on the trading day immediately preceding the record date, provided that no such adjustment shall be made for the rights of holders of our common stock to participate in the offering described in this prospectus supplement;

•	the dividend or other distribution to all holders of our common stock of shares of our capital stock (other than common stock) or evidences of indebtedness or assets (including securities, but excluding (1) those rights and warrants referred to above or (2) dividends or distributions (x) paid exclusively in cash, (y) of our common stock or (z) of capital stock of or relating to one of our subsidiaries);

•	the dividend or distribution to all or substantially all holders of our common stock consisting of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, unless we distribute such capital stock or equity interests to holders of the Preferred Stock in such distribution on the same basis as they would have received had they converted their shares of Preferred Stock into shares of our common stock immediately prior to such distributions;

•	distributions consisting exclusively of cash to all holders of shares of our common stock (excluding any dividend or distribution in connection with our liquidation, dissolution or winding up, whether voluntary or involuntary);

•	we or one of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the closing sale price per share of common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer; or

•	we issue or sell any common stock (other than (1) shares of common stock to be issued to our employees, officers and directors and (2) those dividends or distributions referred to in the first, second, third and fourth bullet points above) without consideration or for consideration per share less than the conversion price in effect immediately prior to such issuance or sale.

No adjustment in the conversion rate (except in the case of the sixth bullet point above) will be required unless such adjustment would require a change of at least 0.5% in the conversion rate then in effect at such time. Any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment, provided that with respect to adjustments to be made to the conversion price in connection with cash dividends paid by us, we will make such adjustments, regardless of whether the aggregate adjustments amount to 0.5% or more of the conversion price. Except as stated above, the conversion rate will not be adjusted for the issuance of our common stock or any securities convertible, exercisable or exchangeable into our common stock.

“Trading day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if our common stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which our common stock is then listed or, if our common stock is not listed on a national or regional securities exchange, on the principal other market on which our common stock is then traded or, if our common stock is not so traded on a principal other market, on the New York Stock Exchange.

The “closing sale price” of our common stock or other capital stock or similar equity interests on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the New York Stock Exchange or such other national or regional exchange or market on which our common stock or such other capital stock or similar equity interests are then listed or quoted. In the absence of such quotations, our board of directors will be entitled to determine the closing sale price in good faith on the basis it considers appropriate. The closing sale price shall be determined without reference to any extended or after hours trading.

“Current market price” of our common stock on any day means the average of the daily closing sale prices per share of common stock for each of the ten consecutive trading days ending on the earlier of the trading day immediately preceding such date of determination and the day before the “ex-date” with respect to the issuance, distribution, subdivision or combination requiring such computation. For purposes of this paragraph, “ex-date,” (1) when used with respect to any issuance or distribution, means the first date on which the shares of common stock trade, regular way, on the relevant exchange or in the relevant market from which the closing sale price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of common stock, means the first date on which the shares of common stock trade, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

In the event of any recapitalization, reclassification or change of the outstanding shares of our common stock, consolidation, conversion, merger or combination, sale, lease or other transfer to a third party of our and our subsidiaries’ consolidated assets substantially as an entirety, or any statutory share exchange, in each case as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including any combination thereof), holders of shares of Preferred Stock will be entitled to receive the same kind and amount of shares of stock, other securities or other property or assets (including cash) that they would have been entitled to receive if they had converted the Preferred Stock into our common stock immediately prior to any of these events. If the holders of our common stock have the opportunity to elect the form of consideration to be received in the transactions described above, the property into which the Preferred Stock will be convertible will be deemed to be the weighted average of the types of consideration received by the holders of our common stock who affirmatively make such an election.

Mandatory Conversion

At any time on or after the fifth anniversary of the first date on which any shares of Preferred Stock are issued and outstanding, we may at our option cause the Preferred Stock, in whole but not in part, to be automatically converted into that number of whole, fully paid and non-assessable shares of common stock at the then prevailing conversion rate, plus any cash payment for fractional shares. We may exercise this right only if the closing sale price of our common stock equals or exceeds 300% of the then prevailing conversion price for the 30 consecutive trading days prior to our issuance of a press release announcing the mandatory conversion as described below.

To exercise the mandatory conversion right described above, we must issue a press release for publication on the Dow Jones News Service or Bloomberg Business News (or another broadly disseminated news or press release service selected by us if either such service is not available) prior to the opening of business on the first trading day following any date on which the conditions described in the preceding paragraph are met, announcing such a mandatory conversion. We will also give notice by mail or by publication (with subsequent prompt notice by mail) to the holders of the Preferred Stock (which notice or publication shall be given not more than four business days after the date of the press release) of the mandatory conversion announcing our intention to convert the Preferred Stock. The conversion date will be a date selected by us, which we will refer to as the Mandatory Conversion Date, and will be no more than 10 days after the date on which we issue the press release described above. In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion shall state, as appropriate:

•	the Mandatory Conversion Date;

•	the number of shares of common stock to be issued upon conversion of each share of Preferred Stock; and

•	that dividends on the Preferred Stock to be converted will cease to accrue on the Mandatory Conversion Date.

On and after the Mandatory Conversion Date, dividends will cease to accrue on the Preferred Stock called for a mandatory conversion and all rights of holders of such Preferred Stock will terminate except for the right to receive the whole shares of common stock issuable upon conversion thereof, plus any cash payment for fractional shares.

We may not authorize, issue a press release or give notice of any mandatory conversion unless, prior to giving the conversion notice, all accumulated and unpaid dividends on the Preferred Stock for dividend payment dates ending prior to the date of such conversion notice shall have been paid in cash.

Voting Rights

Holders of shares of Preferred Stock will not have any voting rights except as described below or as otherwise required from time to time by law. Generally, the Preferred Stock will vote together with the common stock on an as-converted basis, but the number of votes per share of Preferred Stock will be subject to reduction as described below. Generally, the voting rights in respect of Preferred Stock held by any person or group will be limited such that the votes attributable to such shares of Preferred Stock shall not, when aggregated with any votes in respect of our common stock held by such person or group, entitle such person or group to a number of votes that would exceed 35% of all the votes to be cast by all stockholders, including holders of our common stock. Specifically, each share of Preferred Stock held by any member of an Investor Group will entitle the holder thereof to the number of votes equal to the Adjusted Voting Number applicable to shares of Preferred Stock held by members of such Investor Group. Furthermore, holders of Preferred Stock will otherwise have voting rights and powers equal to the voting rights and powers of the common stock (except as otherwise expressly provided in the certificate of designations or as required by law, voting together with the common stock as a single class) and shall be entitled to notice of any stockholders’ meeting in accordance with our bylaws. Fractional votes will not, however, be permitted and any fractional voting rights resulting from the Adjusted Voting Number calculation (after aggregating all shares into which shares of

Preferred Stock held by each holder could be converted) will be rounded to the nearest whole number (with one-half being rounded upward).

“Adjusted Voting Number” means, with respect to any share of Preferred Stock held by any member of an Investor Group, the lesser of (a) the conversion rate and (b) the quotient of the Maximum Aggregate Preferred Investor Group Votes divided by the total number of issued and outstanding shares of Preferred Stock held by such Investor Group.

“Investor Group” means any holder of the Preferred Stock and such affiliates of such holder who are deemed to beneficially own the common stock or Preferred Stock beneficially owned by such holder of Preferred Stock, and any person with whom such holder of Preferred Stock or any such affiliates would constitute a “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934 with respect to our common stock or the Preferred Stock.

“Maximum Aggregate Preferred Investor Group Votes” means, with respect to votes that may be cast by members of an Investor Group, a number of votes equal to the difference between (a) the product of (i) the total number of issued and outstanding shares of our common stock held by all stockholders times (ii) a fraction, the numerator of which is 0.35 and the denominator of which is 0.65 and (b) the product of (i) the total number of issued and outstanding shares of our common stock beneficially owned by such Investor Group (excluding for such purpose the common stock acquirable upon conversion of the Preferred Stock until so converted) times (ii) a fraction, the numerator of which is 1 and the denominator of which is 0.65.

The affirmative vote of holders of a majority of the outstanding shares of Preferred Stock, voting as a single class, at an annual or special meeting of our stockholders, or by written consent, will be required to (1) approve the issuance of any senior stock subsequent to the first date on which any shares of Preferred Stock are issued and outstanding, (2) approve a merger, conversion, statutory share exchange, sale of substantially all the assets or liquidation of us, in each case, occurring prior to the third anniversary of the first date on which any shares of Preferred Stock are issued and outstanding, (3) alter, repeal or amend, whether by merger, consolidation, combination, reclassification or otherwise, any provisions of our certificate of designations, or (4) alter, repeal or amend, whether by merger, consolidation, combination, reclassification or otherwise, any provision of our amended and restated certificate of incorporation (other than the certificate of designations), if such action would amend, alter or affect the powers, preferences or special rights of the Preferred Stock so as to adversely affect the holders of Preferred Stock, including the creation of, or increase in the authorized number of, shares of any class or series of senior stock, provided, however, that any increase in the amount of authorized common stock or authorized preferred stock (but excluding any increase in the authorized Preferred Stock) or the creation and issuance of any class or series of common stock, other junior stock or parity stock, will not be deemed to adversely affect the powers, preferences or special rights of our Preferred Stock.

A holder of shares of Preferred Stock will not be entitled to cast any vote together with the holders of our common stock unless such holder of Preferred Stock provides a written certification to us specifying (1) the total number of issued and outstanding shares of common stock and (2) the total number of issued and outstanding shares of Preferred Stock beneficially owned by any Investor Group of which such holder is a member.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our company resulting in a payment or distribution of assets to the holders of any class or series of our capital stock, before any payment or distribution is made to the holders of any junior stock, including our common stock, but after any payments or distributions on any of our indebtedness and to holders of our senior stock, each holder of shares of Preferred Stock will be entitled to payment out of our assets available for distribution to stockholders of an amount equal to the greater of (1) $3,000 per share of Preferred Stock and (2) the per share amount, as determined in good faith by our board of directors, of all cash and other property to be distributed in respect of our common stock a holder of one share of Preferred Stock would have been entitled to if the holder had converted such Preferred Stock immediately prior to the date fixed for such liquidation, dissolution or winding up of the company, in both cases plus an amount equal to all accumulated and unpaid dividends (regardless of whether declared) on those shares to the date of final payment or distribution to such holders. After payment in full of the liquidation preference and an amount equal to all accumulated and unpaid dividends to which holders of shares of Preferred Stock are entitled, holders will not be entitled to any further payment or other participation in any distribution of our assets. If, upon any voluntary or involuntary liquidation, dissolution or winding up of our company, the amounts payable with respect to shares of Preferred Stock and all other parity stock are not paid in full, holders of shares of Preferred Stock and holders of the parity stock will share equally and ratably in any distribution of our assets in proportion to the respective amounts that would be payable on such shares of Preferred Stock and any other parity stock if all amounts payable to such holders were paid in full.

None of the voluntary sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of our property or assets, the consolidation, merger or amalgamation of our company with or into any corporation, or the consolidation, merger or amalgamation of any corporation with or into our company will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of our company.

We are not required to set aside any funds to protect the liquidation preference of the shares of Preferred Stock, although the liquidation preference will be substantially in excess of the par value of the shares of the Preferred Stock.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary sets forth the material U.S. federal income tax considerations related to the receipt of warrants in this offering, the exercise and expiration of those warrants, and the ownership and disposition of our common stock acquired pursuant to the exercise of those warrants. Unless otherwise stated, this summary deals only with stockholders that are U.S. holders who hold their common shares as capital assets for federal income tax purposes. This discussion is based upon existing U.S. federal income tax law, which is subject to differing interpretations or change (possibly with retroactive effect). This discussion does not address all aspects of federal income taxation that may be important to particular holders in light of their individual investment circumstances or to holders who may be subject to special tax rules, including, without limitation, partnerships (including any entity or arrangement treated as a partnership for federal income tax purposes), holders who are dealers in securities or foreign currency, insurance companies, tax-exempt organizations, non-U.S. holders, financial institutions, broker-dealers, regulated investment companies, real estate investment trusts, persons whose “functional currency” is not the U.S. dollar, holders who hold common stock as part of a hedge, straddle, conversion, constructive sale or other integrated security transaction, or who acquired common stock pursuant to the exercise of compensatory stock options or otherwise as compensation, all of whom may be subject to tax rules that differ significantly from those summarized below.

We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”) regarding the federal income tax consequences of this offering or the related share issuance. The following discussion does not address the tax consequences of this offering or the related share issuance under foreign, state, or local tax laws. Accordingly, we urge each holder of our common stock to consult its tax advisor with respect to the particular tax consequences concerning the tax treatment of the receipt and exercise of warrants in the offering and the ownership and disposition of our common stock received on exercise of warrants.

For purposes of this description, a “U.S. holder” is a holder that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the U.S.;

•	a corporation or other entity taxable as a corporation that is organized in or under the laws of the U.S. or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (or the trust was in existence on August 20, 1996, and validly elected to continue to be treated as a U.S. trust).

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds common shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding common shares, you should consult your own tax advisors.

Receipt of the Warrants

The distribution of the warrants should be a non-taxable stock dividend under Section 305(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and holders of our common shares should not recognize taxable income for U.S. federal income tax purposes in connection with the receipt of the warrants in this offering. However, this position is not binding on the IRS or the courts. For example, the IRS could assert or a court could conclude that the distribution of the warrants would be taxable under Section 305(b) of the Code because it is a distribution or part of a series of distributions, including deemed distributions, that have the effect of the receipt of cash or other property by some of our stockholders and an increase in the proportionate interest of other of our stockholders in our assets or earnings and profits. Distributions having this effect are referred to as “disproportionate distributions.” Under such characterization, the fair market value of the warrants would be taxable to holders of our common shares as a dividend to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

The remaining description assumes that holders of our common stock will not be subject to U.S. federal income tax on the receipt of a warrant.

Tax Basis and Holding Period of the Warrants

If the aggregate fair market value of the warrants at the time they are distributed is less than 15% of the aggregate fair market value of our common stock at such time, the basis of the warrants issued to you will be zero unless you elect to allocate a portion of your basis of previously owned common stock to the warrants issued to you in this offering. However, if the aggregate fair market value of the warrants at the time they are distributed is 15% or more of the aggregate fair market value of our common stock at such time, or if you elect to allocate a portion of your basis of previously owned common stock to the warrants issued to you in this offering, then your basis in previously owned common stock will be allocated between such common stock and the warrants based upon the relative fair market value of such common stock and the warrants as of the date of the distribution of the warrants. Thus, if such an allocation is made and the warrants are later exercised, the basis in the common stock you originally owned will be reduced by an amount equal to the basis allocated to the warrants. This election is irrevocable if made and would apply to all of the warrants received pursuant to the offering. The election must be made in a statement attached to your federal income tax return for the taxable year in which the warrants are distributed.

The holding period for the warrants received in the offering will include the holding period for the common stock with respect to which the warrants were received.

Expiration of the Warrants

If the warrants expire without exercise while you continue to hold the shares of our common stock with respect to which the warrants are received, you will recognize no loss and your tax basis in the common stock with respect to which the warrants were received will equal your tax basis before receipt of the warrants. If the warrants expire without exercise after you have disposed of the shares of our common stock with respect to which the warrants are received, you should consult your tax advisor regarding your ability to recognize a loss (if any) on the expiration of the warrants.

Exercise of the Warrants; Tax Basis and Holding Period of the Shares

The exercise of the warrants received in the offering will not result in any gain or loss to you. Generally, the tax basis of common stock acquired through exercise of the warrants will be equal to the sum of:

•	the subscription price per share; and

•	the basis, if any, in the warrants that you exercised, determined as described in “— Tax Basis and Holding Period of the Warrants” above.

The holding period for a share of common stock acquired upon exercise of a warrant begins with the date of exercise.

If you exercise the warrants received in the offering after disposing of the shares of our common stock with respect to which the warrants are received, you should consult your tax advisor regarding the potential application of the “wash sale” rules under Section 1091 of the Code.

Distributions on Common Stock Received Upon Exercise of Warrants

You will recognize ordinary income upon the receipt of any dividend or other taxable distribution on the shares of common stock you acquire upon exercise of the warrants to the extent of our current and accumulated earnings and profits for the taxable year in which the distribution is made. If you are a non-corporate holder, distributions paid out of current and accumulated earnings and profits will be qualified dividends and under current law generally will be taxed at the holder’s long-term capital gains tax rate (a maximum rate of 15%, increasing to 20% for taxable years beginning after December 31, 2010), provided that the holder meets applicable holding period and other requirements. Distributions paid out of our current and accumulated earnings and profits received by corporate holders are taxable at ordinary corporate tax rates, subject to any applicable dividends-received deduction. A distribution in excess of our current and accumulated earnings and profits will constitute a non-taxable return of capital to the extent of your adjusted tax basis in your shares of common stock acquired upon exercise of the warrants, and thereafter will constitute capital gain from the sale or exchange of such shares of common stock.

Sale or Exchange of the Shares Received Upon Exercise of a Warrant

If you sell or exchange shares of common stock acquired upon exercise of the warrants, you generally will recognize gain or loss on the transaction equal to the difference between the amount realized and your basis in the shares of common stock. Such gain or loss upon the sale or exchange of the shares of common stock will be long-term or short-term capital gain or loss, depending on whether the shares of common stock have been held for more than one year. Under current law, long-term capital gains recognized by non-corporate holders are taxed at a maximum rate of 15%, and will be taxed at a maximum rate of 20% for taxable years beginning after December 31, 2010. Long-term capital gains recognized by corporations are taxable at ordinary corporate tax rates. Short-term capital gains of both corporate and non-corporate holders are taxed at a maximum rate equal to the maximum rate applicable to ordinary income. The deducibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Under the backup withholding rules of the Code, you may be subject to information reporting and/or backup withholding with respect to payments of dividends on and proceeds from the sale, exchange or redemption of our shares of common stock unless you: (i) are a corporation or come within certain other exempt categories and, when required, demonstrate this fact; or (ii) provide a correct taxpayer identification number and certify under penalties of perjury that the taxpayer identification number is correct and that you are not subject to backup withholding because of a failure to report all dividends and interest income. Any amount withheld under these rules is allowable as a credit against (and may entitle you to a refund with respect to) your federal income tax liability, provided that the required information is furnished to the IRS. We may require you to establish your exemption from backup withholding or to make arrangements satisfactory to us with respect to the payment of backup withholding.

PLAN OF DISTRIBUTION

We have allocated warrants and are distributing copies of this prospectus supplement to those persons who were holders of common stock in Allis-Chalmers Energy Inc. as of 5:00 p.m., New York City time, on June 1, 2009, the record date.

We estimate that our total expenses in connection with the offering, including fees and expenses of the subscription agent, will be $3.3 million.

We have not engaged any dealer-manager or any broker-dealer to engage in solicitation of the exercise of warrants. However, we have engaged RBC Capital Markets Corporation to act as our financial advisor in structuring the offering and Lime Rock’s investment in us, for which it will be paid a customary fee. We have not entered into any agreements regarding stabilization activities with respect to our securities.

LEGAL MATTERS

Certain legal matters with respect to the securities offered in this prospectus supplement and the material U.S. federal income tax consequences of the offering have been passed upon by Andrews Kurth LLP, Houston, Texas.

EXPERTS

Our consolidated balance sheets as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity and cash flow for each of the three years in the period ended December 31, 2008, incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2008 have been audited by UHY LLP, independent registered public accounting firm, as stated in their report appearing therein and are incorporated in reliance of the report of such firm given on the authority of said firm as experts in accounting and auditing

PROSPECTUS

$1,500,000,000

ALLIS-CHALMERS ENERGY INC.

COMMON STOCK
PREFERRED STOCK
SENIOR DEBT SECURITIES
SUBORDINATED DEBT SECURITIES
GUARANTEES
WARRANTS
UNITS

By this prospectus, we may from time to time offer and sell in one or more offerings up to an aggregate of $1,500,000,000 of the following securities:

(1) shares of common stock;

(2) shares of preferred stock, in one or more series, which may be convertible into or exchangeable for debt securities or common stock;

(3) senior debt securities, which may be convertible into or exchangeable for common stock or preferred stock;

(4) subordinated debt securities, which may be convertible into or exchangeable for common stock or preferred stock;

(5) guarantees of debt securities issued by Allis-Chalmers Energy Inc.;

(6) warrants to purchase common stock, preferred stock, debt securities (which may or may not be guaranteed pursuant to guarantees) or units; and/or

(7) units consisting of any combination of common stock, preferred stock, debt securities (which may or may not be guaranteed pursuant to guarantees) or warrants.

This prospectus provides a general description of the securities we may offer. Supplements to this prospectus will provide the specific terms of the securities that we actually offer, including the offering prices. You should carefully read this prospectus, any applicable prospectus supplement and any information under the headings “Where You Can Find More Information” and “Incorporation by Reference” before you invest in any of these securities. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

We may sell these securities to or through underwriters, to other purchasers and/or through agents. Supplements to this prospectus will specify the names of any underwriters or agents.

Our common stock is listed for trading on the American Stock Exchange under the symbol “ALY.”

Investing in our securities involves risks. Please read “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 8, 2006.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total offering price of $1,500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information provided in the prospectus supplement. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the securities covered by this prospectus in any state where the offer is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Under no circumstances should the delivery to you of this prospectus or any offer or sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

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Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Allis-Chalmers,” “we,” “us,” and “our” mean Allis-Chalmers Energy Inc. and its wholly owned subsidiaries. In this prospectus, we sometimes refer to the debt securities, common stock, preferred stock, warrants, units and guarantees collectively as the “securities.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended, which we refer to as the Securities Act, that registers the issuance and sale of the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public through the SEC’s website at http://www.sec.gov. General information about us, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.alchenergy.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K or other applicable SEC rules) rather than filed:

•	our annual report on Form 10-K for the year ended December 31, 2005, as filed with the SEC on March 22, 2006, as amended by Amendment No. 1 to such report, as filed with the SEC on May 1, 2006, and Amendment No. 2 to such report, as filed with the SEC on July 24, 2006, which we refer to collectively as our 2005 Form 10-K;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2006, as filed with the SEC on May 10, 2006, as amended by Amendment No. 1 to such report, as filed with the SEC on July 24, 2006, which we refer to collectively as our First Quarter 2006 Form 10-Q;

•	our quarterly report on Form 10-Q for the quarter ended June 30, 2006, as filed with the SEC on August 14, 2006, which we refer to as our Second Quarter 2006 Form 10-Q;

•	our quarterly report on Form 10-Q for the quarter ended September 30, 2006, as filed with the SEC on November 8, 2006, which we refer to as our Third Quarter 2006 Form 10-Q;

•	our current reports on Form 8-K and 8-K/A, as filed with the SEC on January 24, 2006, February 1, 2006 (three reports), February 3, 2006, February 24, 2006, April 3, 2006, April 6, 2006, April 25, 2006, April 28, 2006, May 9, 2006, June 16, 2006, July 17, 2006, July 27, 2006, August 9, 2006, August 14, 2006 (two reports), August 23, 2006, September 18, 2006, September 29, 2006, October 19, 2006, October 26, 2006 and December 1, 2006;

•	our current reports on Form 8-K and 8-K/A containing additional information required by Rule 3-05 and Article 11 of Regulation S-X, as filed with the SEC on April 5, 2005, May 6, 2005, June 10, 2005, July 15, 2005 and September 2, 2005; and

•	the description of our capital stock contained in our Registration Statement on Form 8-A (File No. 001-02199) under Section 12(b) of the Exchange Act.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until our offerings hereunder are completed, or after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

We will provide to each person, including any beneficial owner to whom a prospectus is delivered, a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost. Requests should be made by writing or telephoning us at the following address:

Allis-Chalmers Energy Inc.
5075 Westheimer, Suite 890
Houston, Texas 77056
(713) 369-0550
Attn: Investor Relations

CAUTIONARY STATEMENT
REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act regarding our business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements. However, these are not the exclusive means of identifying forward-looking statements. Although forward-looking statements contained in this prospectus reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact us are described in “Risk Factors” beginning on page 2. You should read that section carefully. You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to update publicly any forward-looking statements in order to reflect any event or circumstance occurring after the date of this prospectus or currently unknown facts or conditions or the occurrence of unanticipated events.

INDUSTRY AND MARKET DATA

We have obtained some industry and market share data from third-party sources that we believe are reliable. In many cases, however, we have made statements in this prospectus (or in documents incorporated by reference in this prospectus) regarding our industry and our position in the industry based on estimates made based on our experience in the industry and our own investigation of market conditions. We believe these estimates to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that the industry and market data included or incorporated by reference in this prospectus, and estimates and beliefs based on that data, may not be reliable. We cannot, and the underwriters cannot, guarantee the accuracy or completeness of any such information.

DEFINITIONS

“air drilling”	A technique in which oil, natural gas, or geothermal wells are drilled by creating a pressure within the well that is lower than the reservoir pressure. The result is increased rate of penetration, reduced formation damage, and reduced drilling costs.

“blow out preventors”	A large safety device placed on the surface of an oil or natural gas well to control high pressure well bores.

“booster”	A machine that increases the pressure and/or volume of air when used in conjunction with a compressor or a group of compressors.

“capillary tubing”	A small diameter tubing installed in producing wells and through which chemicals are injected to enhance production and reduce corrosion and other problems.

“casing”	A pipe placed in a drilled well to secure the well bore and formation.

“choke manifolds”	An arrangement of pipes, valves and special valves on the rig floor that controls pressure during drilling by diverting pressure away from the blow out preventors and the annulus of the well.

“coiled tubing”	A small diameter tubing used to service producing and problematic wells and to work in high pressure applications during drilling, production and workover operations.

“directional drilling”	The technique of drilling a well while varying the angle of direction of a well and changing the direction of a well to hit a specific target.

“double studded adapter”	A device that joins two dissimilar connections on certain equipment, including valves, piping, and blow out preventors.

“drill pipe”	A pipe that attaches to the drill bit to drill a well.

“heavy weight spiral drill pipe”	A heavy drill pipe used for special applications primarily in directional drilling. The “spiral” design increases flexibility and penetration of the pipe.

“horizontal drilling”	The technique of drilling wells at a 90-degree angle.

“laydown machines”	A truck mounted machine used to move drill pipe, casing and tubing onto a pipe rack (from which a derrick crane lifts the drill pipe, casing and tubing and inserts it into the well).

“mist pump”	A drilling pump that uses mist as the circulation medium for injecting small amounts of foaming agent, corrosion agent and other chemical solutions into the well.

“spacer spools”	High pressure connections which are stacked to elevate the blow-out preventors to the drilling rig floor.

“straight hole drilling”	The technique of drilling that allows very little or no vertical deviation.

“test plugs”	A device used to test the connections of well heads and blow out preventors.

“torque turn service” or “torque turn equipment”	A monitoring device to insure proper makeup of the casing.

“tubing”	A pipe placed inside the casing to allow the well to produce.

“tubing work strings”	The tubing used on workover rigs through which high pressure liquids, gases or mixtures are pumped into a well to perform production operations.

“wear bushings”	A device placed inside a wellhead to protect the wellhead from wear.

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ALLIS-CHALMERS ENERGY INC.

We are a multi-faceted oilfield services company that provides services and equipment to oil and natural gas exploration and production companies, domestically in Texas, Louisiana, New Mexico, Colorado, Oklahoma, Mississippi, Utah, Wyoming, offshore in the Gulf of Mexico, and internationally in Argentina and Mexico.

Our existing business segments are:

Directional Drilling Services.  We employ approximately 75 full-time directional drillers utilizing state-of-the-art equipment for well planning and engineering services, directional drilling packages, downhole motor technology, well site directional supervision, exploratory and development re-entry drilling, downhole guidance services and other drilling services, including, logging-while-drilling and measurement-while-drilling services.

Rental Tools.  We provide specialized rental equipment, including premium drill pipe, heavy weight spiral drill pipe, tubing work strings, blow out preventors, choke manifolds and various valves and handling tools, for both onshore and offshore well drilling, completion and workover operations.

International Drilling.  With our recent acquisition of DLS Drilling, Logistics & Services Corporation, or DLS, in August 2006, we entered into the contract drilling and repair services business. DLS provides drilling, completion, repair and related services for oil and gas wells in Argentina. DLS also offers a wide variety of other oilfield services such as drilling fluids and completion fluids, engineering, field maintenance and logistics to complement its customers’ field organization.

Casing and Tubing Services.  We provide specialized equipment and trained operators for a variety of pipe handling services, including installing casing and tubing, changing out drill pipe and retrieving production tubing for both onshore and offshore drilling and workover operations.

Compressed Air Drilling Services.  We provide compressed air equipment, drilling bits, hammers, drilling chemicals and other specialized drilling products for underbalanced drilling applications. With a combined fleet of over 130 compressors and boosters, we believe we are one of the largest providers of compressed air or underbalanced drilling services in the United States.

Production Services.  We provide specialized equipment and trained operators to install and retrieve capillary tubing, through which chemicals are injected into producing wells to increase production and reduce corrosion, and workover services with coiled tubing units.

Our principal executive offices are located at 5075 Westheimer, Suite 890, Houston, Texas 77056, and our telephone number at that address is (800) 997-9534. Our website address is http://www.alchenergy.com.  However, information contained on our website is not incorporated by reference into this prospectus, and you should not consider the information contained on our website to be part of this prospectus.

RISK FACTORS

The securities to be offered by this prospectus may involve a high degree of risk. When considering an investment in any of the securities, you should consider carefully all of the risk factors described below and any similar information contained in any annual report on Form 10-K or other document filed by us with the SEC after the date of this prospectus. If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described in the prospectus supplement speculative or risky.

Risks Associated With Our Company

We may fail to acquire additional businesses, which will restrict our growth and may have a material adverse effect on our ability to meet our obligations under (and the price of) the securities.

Our business strategy is to acquire companies operating in the oilfield services industry. However, there can be no assurance that we will be successful in acquiring any additional companies. Successful acquisition of new companies will depend on various factors, including but not limited to:

•	our ability to obtain financing;

•	the competitive environment for acquisitions; and

•	the integration and synergy issues described in the next risk factor.

There can be no assurance that we will be able to acquire and successfully operate any particular business or that we will be able to expand into areas that we have targeted. If we fail to acquire additional businesses, our financial condition, our results of operations and our ability to meet our obligations under (and the price of) the securities may be materially adversely affected.

Difficulties in integrating acquired businesses may result in reduced revenues and income.

We may not be able to successfully integrate the businesses of our operating subsidiaries or any business we may acquire in the future. The integration of the businesses will be complex and time consuming, will place a significant strain on management and our information systems, and this strain could disrupt our businesses. Furthermore, if our combined businesses continue to grow rapidly, we may be required to replace our current information and accounting systems with systems designed for companies that are larger than ours. We may be adversely impacted by unknown liabilities of acquired businesses. We may encounter substantial difficulties, costs and delays involved in integrating common accounting, information and communication systems, operating procedures, internal controls and human resources practices, including incompatibility of business cultures and the loss of key employees and customers. These difficulties may reduce our ability to gain customers or retain existing customers, and may increase operating expenses, resulting in reduced revenues and income and a failure to realize the anticipated benefits of acquisitions.

We have made numerous acquisitions during the past five years. As a result of these transactions, our past performance is not indicative of future performance, and investors should not base their expectations as to our future performance on our historical results.

The loss of key executives would adversely affect our ability to effectively finance and manage our business, acquire new businesses, and obtain and retain customers.

We are dependent upon the efforts and skills of our executives to finance and manage our business, identify and consummate additional acquisitions and obtain and retain customers. These executives include:

•	Chairman of the Board and Chief Executive Officer Munawar H. Hidayatallah; and

•	President and Chief Operating Officer David Wilde.

In addition, our development and expansion will require additional experienced management and operations personnel. No assurance can be given that we will be able to identify and retain these employees.

The loss of the services of one or more of our key executives could increase our exposure to the other risks described in this “Risk Factors” section. We do not maintain key man insurance on any of our personnel.

Historically, we have been dependent on a few customers operating in a single industry; the loss of one or more customers could adversely affect our financial condition and results of operations.

Our customers are engaged in the oil and natural gas drilling business in the United States, Mexico and elsewhere. Historically, we have been dependent upon a few customers for a significant portion of our revenues. In 2005, no single customer generated over 10% of our revenues. In 2004, Matyep represented 10.8% of our revenues, and Burlington Resources represented 10.1% of our revenues. In 2003, Matyep represented 10.2% of our revenues, Burlington represented 11.1% of our revenues and El Paso Corporation represented 14.1% of our revenues. Additionally, DLS currently relies on two customers for a majority of its revenue. In 2005, Pan American Energy LLC Sucursal Argentina, or Pan American Energy, represented 55% of DLS’ revenues and Repsol-YPF represented 15% of DLS’ revenues. This concentration of customers may increase our overall exposure to credit risk, and customers will likely be similarly affected by changes in economic and industry conditions. Our financial condition and results of operations will be materially adversely affected if one or more of our significant customers fails to pay us or ceases to contract with us for our services on terms that are favorable to us or at all.

Our international operations may expose us to political and other uncertainties, including risks of:

•	terrorist acts, war and civil disturbances;

•	changes in laws or policies regarding the award of contracts; and

•	the inability to collect or repatriate currency, income, capital or assets.

Part of our strategy is to prudently and opportunistically acquire businesses and assets that complement our existing products and services, and to expand our geographic footprint. If we make acquisitions in other countries, we may increase our exposure to the risks discussed above.

Environmental liabilities could result in substantial losses.

Since our reorganization under the U.S. federal bankruptcy laws in 1988, a number of parties, including the Environmental Protection Agency, have asserted that we are responsible for the cleanup of hazardous waste sites with respect to our pre-bankruptcy activities. We believe that such claims are barred by applicable bankruptcy law, and we have not experienced any material expense in relation to any such claims. However, if we do not prevail with respect to these claims in the future, or if additional environmental claims are asserted against us relating to our current or future activities in the oil and natural gas industry, we could become subject to material environmental liabilities that could have a material adverse effect on our financial condition and results of operations.

Products liability claims relating to discontinued operations could result in substantial losses.

Since our reorganization under the U.S. federal bankruptcy laws in 1988, we have been regularly named in products liability lawsuits primarily resulting from the manufacture of products containing asbestos. In connection with our bankruptcy, a special products liability trust was established to address products liability claims. We believe that claims against us are barred by applicable bankruptcy law, and that the products liability trust will continue to be responsible for products liability claims. Since 1988, no court has ruled that we are responsible for products liability claims. However, if we are held responsible for product liability claims, we could suffer substantial losses that could have a material adverse effect on our financial condition and results of operations. We have not manufactured products containing asbestos since our reorganization in 1988.

We may be subject to claims for personal injury and property damage, which could materially adversely affect our financial condition and results of operations.

Our products and services are used for the exploration and production of oil and natural gas. These operations are subject to inherent hazards that can cause personal injury or loss of life, damage to or destruction of property, equipment, the environment and marine life, and suspension of operations. Litigation arising from an accident at a location where our products or services are used or provided may cause us to be named as a defendant in lawsuits asserting potentially large claims. We maintain customary insurance to protect our business against these potential losses. Our insurance has deductibles or self-insured retentions and contains certain coverage exclusions. However, we could become subject to material uninsured liabilities that could have a material adverse effect on our financial condition and results of operations.

Risks Associated With Our Industry

Cyclical declines in oil and natural gas prices may result in reduced use of our services, affecting our business, financial condition and results of operations and our ability to meet our capital expenditure obligations and financial commitments.

The oil and natural gas exploration and drilling business is highly cyclical. Generally, as oil and natural gas prices decrease, exploration and drilling activity declines as marginally profitable projects become uneconomic and are either delayed or eliminated. Declines in the number of operating drilling rigs result in reduced use of and prices for our services. Accordingly, when oil and natural gas prices are relatively low, our revenues and income will suffer. Oil and natural gas prices depend on many factors beyond our control, including the following:

•	economic conditions in the United States and elsewhere;

•	changes in global supply and demand for oil and natural gas;

•	the level of production of the Organization of Petroleum Exporting Countries, commonly called OPEC;

•	the level of production of non-OPEC countries;

•	the price and quantity of imports of foreign oil and natural gas;

•	political conditions, including embargoes, in or affecting other oil and natural gas producing activities;

•	the level of global oil and natural gas inventories; and

•	advances in exploration, development and production technologies.

Depending on the market prices of oil and natural gas, companies exploring for oil and natural gas may cancel or curtail their drilling programs, thereby reducing demand for drilling services. Our contracts are generally short-term, and oil and natural gas companies tend to respond quickly to upward or downward changes in prices. Any reduction in the demand for drilling services may materially erode both pricing and utilization rates for our services and adversely affect our financial results. As a result, we may suffer losses, be unable to make necessary capital expenditures and be unable to meet our financial obligations.

Our industry is highly competitive, with intense price competition.

The markets in which we operate are highly competitive. Contracts are traditionally awarded on a competitive bid basis. Pricing is often the primary factor in determining which qualified contractor is awarded a job. The competitive environment has intensified as recent mergers among oil and natural gas companies have reduced the number of available customers. Many other oilfield services companies are larger than we are and have resources that are significantly greater than our resources. These competitors are better able to withstand industry downturns, compete on the basis of price and acquire new equipment and technologies, all of which could affect our revenues and profitability. These competitors compete with us both for customers and for acquisitions of other businesses. This competition may cause our business to suffer. We believe that competition for contracts will continue to be intense in the foreseeable future.

We may experience increased labor costs or the unavailability of skilled workers and the failure to retain key personnel could hurt our operations.

Companies in our industry, including us, are dependent upon the available labor pool of skilled employees. We compete with other oilfield services businesses and other employers to attract and retain qualified personnel with the technical skills and experience required to provide our customers with the highest quality service. We are also subject to the Fair Labor Standards Act, which governs such matters as minimum wage, overtime and other working conditions. A shortage in the labor pool of skilled workers or other general inflationary pressures or changes in applicable laws and regulations could make it more difficult for us to attract and retain personnel and could require us to enhance our wage and benefits packages. There can be no assurance that labor costs will not increase. Any increase in our operating costs could cause our business to suffer.

Severe weather could have a material adverse impact on our business.

Our business could be materially and adversely affected by severe weather. Repercussions of severe weather conditions may include:

•	curtailment of services;

•	weather-related damage to facilities and equipment resulting in suspension of operations;

•	inability to deliver materials to job sites in accordance with contract schedules; and

•	loss of productivity.

In addition, oil and natural gas operations of our customers located offshore and onshore in the Gulf of Mexico and in Mexico may be adversely affected by hurricanes and tropical storms, resulting in reduced demand for our services. Further, our customers’ operations in the Mid-Continent and Rocky Mountain regions of the United States are also adversely affected by seasonal weather conditions. This limits our access to these job sites and our ability to service wells in these areas. These constraints decrease drilling activity and the resulting shortages or high costs could delay our operations and materially increase our operating and capital costs.

Our business may be affected by terrorist activity and by security measures taken in response to terrorism.

We may experience loss of business or delays or defaults in payments from payers that have been affected by actual or potential terrorist activities. Some oil and natural gas drilling companies have implemented security measures in response to potential terrorist activities, including access restrictions, that could adversely affect our ability to market our services to new and existing customers and could increase our costs. Terrorist activities and potential terrorist activities and any resulting economic downturn could adversely impact our results of operations, impair our ability to raise capital or otherwise adversely affect our ability to grow our business.

We are subject to government regulations.

We are subject to various federal, state, local and foreign laws and regulations relating to the energy industry in general and the environment in particular. Environmental laws have in recent years become more stringent and have generally sought to impose greater liability on a larger number of potentially responsible parties. Although we are not aware of any proposed material changes in any federal, state, local or foreign statutes, rules or regulations, any changes could materially affect our financial condition and results of operations.

Risks Associated With Our Indebtedness

We are a holding company, and as a result we are dependent on dividends from our subsidiaries to meet our obligations, including with respect to the debt securities.

We are a holding company and do not conduct any business operations of our own. Our principal assets are the equity interests we own in our operating subsidiaries, either directly or indirectly. As a result, we are dependent upon cash dividends, distributions or other transfers we receive from our subsidiaries in order to make dividend payments to our stockholders, to repay any debt we may incur, and to meet our other obligations. The ability of our subsidiaries to pay dividends and make payments to us will depend on their operating results and may be restricted by, among other things, applicable corporate, tax and other laws and regulations and agreements of those subsidiaries, as well as by the terms of our credit agreement and the indentures governing our 9.0% senior notes due 2014, which we refer to as our existing 9.0% senior notes, and any other debt securities we may offer. For example, the corporate laws of some jurisdictions prohibit the payment of dividends by any subsidiary unless the subsidiary has a capital surplus or net profits in the current or immediately preceding fiscal year. Payments or distributions from our subsidiaries also could be subject to restrictions on dividends or repatriation of earnings under applicable local law, and monetary transfer restrictions in the jurisdictions in which our subsidiaries operate. Our subsidiaries are separate and distinct legal entities. Any right that we have to receive any assets of or distributions from any subsidiary upon its bankruptcy, dissolution, liquidation or reorganization, or to realize proceeds from the sale of the assets of any subsidiary, will be junior to the claims of that subsidiary’s creditors, including trade creditors.

We have a substantial amount of debt, which could adversely affect our financial health and prevent us from making principal and interest payments on the debt securities and our other debt.

As of September 30, 2006, we had approximately $271.0 million of consolidated total indebtedness outstanding and approximately $11.7 million of additional secured borrowing capacity available under our credit agreement as of September 30, 2006.

Our substantial debt could have important consequences for you. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to our existing 9.0% senior notes, any other debt securities we may offer and our other debt;

•	increase our vulnerability to general adverse economic and industry conditions, including declines in oil and natural gas prices and declines in drilling activities;

•	limit our ability to obtain additional financing for future working capital, capital expenditures, mergers and other general corporate purposes;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow for operations and other purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	make us more vulnerable to increases in interest rates;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	have a material adverse effect on us if we fail to comply with the covenants in the indentures relating to our existing 9.0% senior notes and any other debt securities we may offer or in the instruments governing our other debt.

In addition, we may incur substantial additional debt in the future. The indenture governing our existing 9.0% senior notes permits (and we anticipate that the indentures governing any other debt securities we may offer will also permit) us to incur additional debt, and our credit agreement permits additional borrowings. If new debt is added to our current debt levels, these related risks could increase.

We may not maintain sufficient revenues to sustain profitability or to meet our capital expenditure requirements and our financial obligations. Also, we may not be able to generate a sufficient amount of cash flow to meet our debt service obligations.

Our ability to make scheduled payments or to refinance our obligations with respect to our debt will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to certain financial, business, and other factors beyond our control. If our cash flow and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay scheduled expansion and capital expenditures, sell material assets or operations, obtain additional capital or restructure our debt. We cannot assure you that our operating performance, cash flow and capital resources will be sufficient for payment of our debt in the future. In the event that we are required to dispose of material assets or operations or restructure our debt to meet our debt service and other obligations, we cannot assure you that the terms of any such transaction would be satisfactory to us or if or how soon any such transaction could be completed.

If we fail to obtain additional financing, we may be unable to refinance our existing debt, expand our current operations or acquire new businesses, which could result in a failure to grow or result in defaults in our obligations under our credit agreement, our existing 9.0% senior notes or our other debt securities.

In order to refinance indebtedness, expand existing operations and acquire additional businesses, we will require substantial amounts of capital. There can be no assurance that financing, whether from equity or debt financings or other sources, will be available or, if available, will be on terms satisfactory to us. If we are unable to obtain such financing, we will be unable to acquire additional businesses and may be unable to meet our obligations under our credit agreement, our existing 9.0% senior notes or any other debt securities we may offer.

The indenture governing our existing 9.0% senior notes and our credit agreement impose (and we anticipate that the indentures governing any other debt securities we may offer will also impose) restrictions on us that may limit the discretion of management in operating our business and that, in turn, could impair our ability to meet our obligations.

The indenture governing our existing 9.0% senior notes and our credit agreement contain (and we anticipate that the indentures governing any other debt securities we may offer will also contain) various restrictive covenants that limit management’s discretion in operating our business. In particular, these covenants limit our ability to, among other things:

•	incur additional debt;

•	make certain investments or pay dividends or distributions on our capital stock or purchase or redeem or retire capital stock;

•	sell assets, including capital stock of our restricted subsidiaries;

•	restrict dividends or other payments by restricted subsidiaries;

•	create liens;

•	enter into transactions with affiliates; and

•	merge or consolidate with another company.

The credit agreement also requires us to maintain specified financial ratios and satisfy certain financial tests. Our ability to maintain or meet such financial ratios and tests may be affected by events beyond our control, including changes in general economic and business conditions, and we cannot assure you that we will maintain or meet such ratios and tests or that the lenders under the credit agreement will waive any failure to meet such ratios or tests.

These covenants could materially and adversely affect our ability to finance our future operations or capital needs. Furthermore, they may restrict our ability to expand, to pursue our business strategies and otherwise to conduct our business. Our ability to comply with these covenants may be affected by circumstances and events beyond our control, such as prevailing economic conditions and changes in regulations, and we cannot assure you that we will be able to comply with them. A breach of these covenants could result in a default under the indentures governing our existing 9.0% senior notes and any other debt securities we may offer and/or the credit agreement. If there were an event of default under any of the indentures and/or the credit agreement, the affected creditors could cause all amounts borrowed under these instruments to be due and payable immediately. Additionally, if we fail to repay indebtedness under our credit agreement when it becomes due, the lenders under the credit agreement could proceed against the assets which we have pledged to them as security. Our assets and cash flow might not be sufficient to repay our outstanding debt in the event of a default.

Risks Associated With DLS’ Business and Industry

A material or extended decline in expenditures by oil and gas companies due to a decline or volatility in oil and gas prices, a decrease in demand for oil and gas or other factors may reduce demand for DLS’ services and substantially reduce DLS’ revenues, profitability, cash flows and/or liquidity.

The profitability of DLS’ operations depends upon conditions in the oil and gas industry and, specifically, the level of exploration and production expenditures of oil and gas company customers. The oil and gas industry is cyclical and subject to governmental price controls. The demand for contract drilling and related services is directly influenced by many factors beyond DLS’ control, including:

•	oil and gas prices and expectations about future prices;

•	the demand for oil and gas, both in Latin America and globally;

•	the cost of producing and delivering oil and gas;

•	advances in exploration, development and production technology;

•	government regulations, including governmental imposed commodity price controls, export controls and renationalization of a country’s oil and gas industry;

•	local and international political and economic conditions;

•	the ability of OPEC to set and maintain production levels and prices;

•	the level of production by non-OPEC countries; and

•	the policies of various governments regarding exploration and development of their oil and gas reserves.

Depending on the factors outlined above, companies exploring for oil and gas may cancel or curtail their drilling programs, thereby reducing demand for drilling services. Such a reduction in demand may erode daily rates and utilization of DLS’ rigs. Any significant decrease in daily rates or utilization of DLS’ rigs could materially reduce DLS’ revenues, profitability, cash flows and/or liquidity.

A majority of DLS’ revenues are derived from one customer. The termination of the contract with this customer could have a significant negative effect on the revenues, results of operations and financial condition of DLS.

A majority of DLS’ revenues are currently received pursuant to a strategic agreement with Pan American Energy. Pan American Energy is a joint venture that is owned 60% by British Petroleum and 40% by Bridas Corporation, an affiliate of the former DLS stockholders from which we acquired DLS, and which we refer to collectively as the DLS sellers. This agreement terminates on June 30, 2008. However, Pan American Energy may terminate the agreement (i) without cause at any time with 60 days’ notice, or (ii) in the event of a breach of the agreement by DLS if such breach is not cured within 20 days of notice of the breach. DLS is currently in negotiations to extend this agreement to December 2010.

Because a majority of DLS’ revenues are currently generated under this agreement, DLS’ revenues and earnings will be materially adversely affected if this agreement is terminated unless DLS is able to enter into a satisfactory substitute arrangement. We cannot assure you that in the event of such a termination DLS would be able to enter into a substitute arrangement on terms similar to those contained in the current agreement with Pan American Energy.

DLS’ operations and financial condition could be affected by union activity and general labor unrest. Additionally, DLS’ labor expenses could increase as a result of governmental regulation of payments to employees.

In Argentina, labor organizations have substantial support and have considerable political influence. The demands of labor organizations have increased in recent years as a result of the general labor unrest and dissatisfaction resulting from the disparity between the cost of living and salaries in Argentina as a result of the devaluation of the Argentine peso. There can be no assurance that DLS will not face labor disruptions in the future or that any such disruptions will not have a material adverse effect on DLS’ financial condition or results of operations.

The Argentine government has in the past and may in the future promulgate laws, regulations and decrees requiring companies in the private sector to maintain minimum wage levels and provide specified benefits to employees, including significant mandatory severance payments. In the aftermath of the Argentine economic crisis of 2001 and 2002, both the government and private sector companies have experienced significant pressure from employees and labor organizations relating to wage levels and employee benefits. In early 2005, the Argentine government promised not to order salary increases by decree. However, there has been no abatement of pressure to mandate salary increases, and it is possible the government will adopt measures that will increase salaries or require DLS to provide additional benefits, which would increase DLS’ costs and potentially reduce DLS’ profitability, cash flow and/or liquidity.

Rig upgrade, refurbishment and construction projects are subject to risks, including delays and cost overruns, which could have an adverse effect on DLS’ results of operations and cash flows.

DLS often has to make upgrade and refurbishment expenditures for its rig fleet to comply with DLS’ quality management and preventive maintenance system or contractual requirements or when repairs are required in response to an inspection by a governmental authority. DLS may also make significant expenditures when it moves rigs from one location to another. Additionally, DLS may make substantial expenditures for the construction of new rigs. Rig upgrade, refurbishment and construction projects are subject to the risks of delay or cost overruns inherent in any large construction project, including the following:

•	shortages of material or skilled labor;

•	unforeseen engineering problems;

•	unanticipated change orders;

•	work stoppages;

•	adverse weather conditions;

•	long lead times for manufactured rig components;

•	unanticipated cost increases; and

•	inability to obtain the required permits or approvals.

Significant cost overruns or delays could adversely affect DLS’ financial condition and results of operations. Additionally, capital expenditures for rig upgrade, refurbishment or construction projects could exceed DLS’ planned capital expenditures, impairing DLS’ ability to service its debt obligations.

An oversupply of comparable rigs in the geographic markets in which DLS competes could depress the utilization rates and dayrates for DLS’ rigs and materially reduce DLS’ revenues and profitability.

Utilization rates, which are the number of days a rig actually works divided by the number of days the rig is available for work, and dayrates, which are the contract prices customers pay for rigs per day, are also affected by the total supply of comparable rigs available for service in the geographic markets in which DLS competes. Improvements in demand in a geographic market may cause DLS’ competitors to respond by moving competing rigs into the market, thus intensifying price competition. Significant new rig construction could also intensify price competition. In the past, there have been prolonged periods of rig oversupply with correspondingly depressed utilization rates and dayrates largely due to earlier, speculative construction of new rigs. Improvements in dayrates and expectations of longer-term, sustained improvements in utilization rates and dayrates for drilling rigs may lead to construction of new rigs. These increases in the supply of rigs could depress the utilization rates and dayrates for DLS’ rigs and materially reduce DLS’ revenues and profitability.

Worldwide political and economic developments may hurt DLS’ operations materially.

Currently, DLS derives substantially all of its revenues from operations in Argentina and a small portion from operations in Bolivia. DLS’ operations are subject to the following risks, among others:

•	expropriation of assets;

•	nationalization of components of the energy industry in the geographic areas where DLS operates;

•	foreign currency fluctuations and devaluation;

•	new economic and tax policies;

•	restrictions on currency, income, capital or asset repatriation;

•	political instability, war and civil disturbances;

•	uncertainty or instability resulting from armed hostilities or other crises in the Middle East or the geographic areas in which DLS operates; and

•	acts of terrorism.

DLS attempts to limit the risks of currency fluctuation and restrictions on currency repatriation where possible by obtaining contracts providing for payment of a percentage of the contract in U.S. dollars or freely convertible foreign currency. To the extent possible, DLS seeks to limit its exposure to local currencies by matching the acceptance of local currencies to DLS’ expense requirements in those currencies. Although DLS has done this in the past, DLS may not be able to take these actions in the future, thereby exposing DLS to foreign currency fluctuations that could cause its results of operations, financial condition and cash flows to deteriorate materially.

Over the past several years, Argentina and Bolivia have experienced political and economic instability that resulted in significant changes in their general economic policies and regulations.

DLS derives a small portion of its revenues from operating one drilling rig in Bolivia. Recently, Bolivian President Evo Morales announced the nationalization of Bolivia’s natural gas industry and ordered the Bolivian military to occupy Bolivia’s natural gas fields. This measure will likely adversely affect the Bolivian operations of foreign oil and gas companies operating in Bolivia, including DLS’ customers and potential future customers, and accordingly, DLS’ prospects for future business in Bolivia may be harmed. In addition, in light of these recent political developments in Bolivia, DLS’ assets in Bolivia may be subject to an increased risk of expropriation or government imposed restrictions on movement to a new location.

In light of the early stage and uncertainty of political developments affecting the energy industry in Bolivia, we are unable to predict the effect that recent events may have on DLS’ operations, financial results or business plans. There is a risk that the changes resulting from the recent events in Bolivia will adversely affect DLS’ financial position or results of operations, and DLS’ operations may be further adversely affected by continuing economic and political instability in Bolivia. Furthermore, if nationalistic measures similar to those developing in Bolivia were to be adopted in other countries where DLS may in the future seek drilling contracts, DLS’ prospects in such countries may be adversely affected.

DLS’ operations are also subject to other risks, including foreign monetary and tax policies, expropriation, nationalization and nullification or modification of contracts. Additionally, DLS’ ability to compete may be limited by foreign governmental regulations that favor or require the awarding of contracts to local contractors or by regulations requiring foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. Furthermore, DLS may face governmentally imposed restrictions from time to time on its ability to transfer funds.

Devaluation of the Argentine peso will adversely affect DLS’ results of operations.

The Argentine peso has been subject to significant devaluation in the past and may be subject to significant fluctuations in the future. Given the economic and political uncertainties in Argentina, it is impossible to predict whether, and to what extent, the value of the Argentine peso may depreciate or appreciate against the U.S. dollar. We cannot predict how these uncertainties will affect DLS’ financial results, but there is a risk that DLS’ financial performance could be adversely affected. Moreover, we cannot predict whether the Argentine government will further modify its monetary policy and, if so, what effect any of these changes could have on the value of the Argentine peso. Such changes could have an adverse effect on DLS’ financial condition and results of operations.

Argentina continues to face considerable political and economic uncertainty.

Although general economic conditions have shown improvement and political protests and social disturbances have diminished considerably since the economic crisis of 2001 and 2002, the rapid and radical nature of the changes in the Argentine social, political, economic and legal environment over the past several years and the absence of a clear political consensus in favor of any particular set of economic policies have given rise to significant uncertainties about the country’s economic and political future. It is currently unclear whether the economic and political instability experienced over the past several years will continue and it is possible that, despite recent economic growth, Argentina may return to a deeper recession, higher inflation and unemployment and greater social unrest. If instability persists, there could be a material adverse effect on DLS’ results of operations and financial condition.

In the event of further social or political crisis, companies in Argentina may also face the risk of further civil and social unrest, strikes, expropriation, nationalization, forced renegotiation or modification of existing contracts and changes in taxation policies, including royalty and tax increases and retroactive tax claims.

In addition, investments in Argentine companies may be further affected by changes in laws and policies of the United States affecting foreign trade, taxation and investment.

An increase in inflation could have a material adverse effect on DLS’ results of operations.

The devaluation of the Argentine peso created pressures on the domestic price system that generated high rates of inflation in 2002 before substantially stabilizing in 2003 and remaining stable in 2004. In 2005, however, inflation rates began to increase. In addition, in response to the economic crisis in 2002, the federal government granted the Central Bank greater control over monetary policy than was available to it under the previous monetary regime, known as the “Convertibility” regime, including the ability to print currency, to make advances to the federal government to cover its anticipated budget deficit and to provide financial assistance to financial institutions with liquidity problems. We cannot assure you that inflation rates will remain stable in the future. Significant inflation could have a material adverse effect on DLS’ results of operations and financial condition.

DLS’ customers may seek to cancel or renegotiate some of DLS’ drilling contracts during periods of depressed market conditions or if DLS experiences operational difficulties.

Substantially all of DLS’ contracts with major customers are dayrate contracts, where DLS charges a fixed charge per day regardless of the number of days needed to drill the well. During depressed market conditions, a customer may no longer need a rig that is currently under contract or may be able to obtain a comparable rig at a lower daily rate. As a result, customers may seek to renegotiate the terms of their existing drilling contracts or avoid their obligations under those contracts. In addition, DLS’ customers may have the right to terminate existing contracts if DLS experiences operational problems. The likelihood that a customer may seek to terminate a contract for operational difficulties is increased during periods of market weakness. The cancellation of a number of DLS’ drilling contracts could materially reduce DLS’ revenues and profitability.

DLS is subject to numerous governmental laws and regulations, including those that may impose significant liability on DLS for environmental and natural resource damages.

Many aspects of DLS’ operations are subject to laws and regulations that may relate directly or indirectly to the contract drilling and well servicing industries, including those requiring DLS to control the discharge of oil and other contaminants into the environment or otherwise relating to environmental protection. The countries where DLS operates have environmental laws and regulations covering the discharge of oil and other contaminants and protection of the environment in connection with operations. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and even criminal penalties, the imposition of remedial obligations, and the issuance of injunctions that may limit or prohibit DLS’ operations. Laws and regulations protecting the environment have become more stringent in recent years and may in certain circumstances impose strict liability, rendering DLS liable for environmental and natural resource damages without regard to negligence or fault on DLS’ part. These laws and regulations may expose DLS to liability for the conduct of, or conditions caused by, others or for acts that were in compliance with all applicable laws at the time the acts were performed. The application of these requirements, the modification of existing laws or regulations or the adoption of new laws or regulations curtailing exploratory or development drilling for oil and gas could materially limit future contract drilling opportunities or materially increase DLS’ costs or both.

DLS is subject to hazards customary for drilling operations, which could adversely affect its financial performance if DLS is not adequately indemnified or insured.

Substantially all of DLS’ operations are subject to hazards that are customary for oil and gas drilling operations, including blowouts, reservoir damage, loss of well control, cratering, oil and gas well fires and explosions, natural disasters, pollution and mechanical failure. Any of these risks could result in damage to or destruction of drilling equipment, personal injury and property damage, suspension of operations or environmental damage. Generally, drilling contracts provide for the division of responsibilities between a drilling company and its customer, and DLS generally obtains indemnification from its customers by contract for some of these risks. However, there may be limitations on the enforceability of indemnification provisions that allow a contractor to be indemnified for damages resulting from the contractor’s fault. To the extent that DLS is unable to transfer such risks to customers by contract or indemnification agreements, DLS generally seeks protection through insurance. However, DLS has a significant amount of self-insured retention or deductible for certain losses relating to workers’ compensation, employers’ liability, general liability and property damage. There is no assurance that such insurance or indemnification agreements will adequately protect DLS against liability from all of the consequences of the hazards and risks described above. The occurrence of an event not fully insured or for which DLS is not indemnified against, or the failure of a customer or insurer to meet its indemnification or insurance obligations, could result in substantial losses. In addition, there can be no assurance that insurance will continue to be available to cover any or all of these risks, or, even if available, that insurance premiums or other costs will not rise significantly in the future, so as to make the cost of such insurance prohibitive.

USE OF PROCEEDS

Unless otherwise specified in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities offered by this prospectus to fund:

•	working capital needs; and

•	expenditures related to general corporate purposes.

The actual application of proceeds from the sale of any particular tranche of securities issued hereunder will be described in the applicable prospectus supplement relating to such tranche of securities. We may invest funds not required immediately for these purposes in marketable securities and short-term investments. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges on a consolidated basis for the periods shown. You should read these ratios of earnings to fixed charges in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference into this prospectus.

											Nine Months
											Ended
	Years Ended December 31,										September 30,
	2001		2002		2003		2004		2005		2006

Ratio of earnings to fixed charges(1)	(1.6	)x	(0.4	)x	2.2	x	1.5	x	2.9	x	2.3x

(1)	For purposes of determining the ratio of earnings to fixed charges, earnings are defined as net income before income taxes, extraordinary items, amortization of capitalized interest and fixed charges, less capitalized interest. Fixed charges consist of interest (whether expensed or capitalized), amortization of debt expenses and discount or premium relating to any indebtedness and dividends on preferred stock and the interest component of leases represents the portion of rental expense which we estimate as an interest component. For the years ended December 31, 2001 and December 31, 2002, earnings were inadequate to cover fixed charges due to a deficiency of approximately $2.3 million and $3.7 million, respectively.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.01 par value per share and 25,000,000 shares of preferred stock, $0.01 par value per share.

The following summary of the rights, preferences and privileges of our capital stock and certificate of incorporation and by-laws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our certificate of incorporation and by-laws.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of our common stock are entitled to receive proportionately any dividends if and when such dividends are declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. Upon the liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our certificate of incorporation, our board of directors is authorized to designate and issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of our company.

We have no present plans to issue any shares of preferred stock.

Shares Eligible for Future Sale

Sales of substantial amounts of shares of common stock in the public market could have an adverse effect on the market value of our common stock. With the exception of certain shares issued in connection with acquisitions consummated during the past year, substantially all outstanding shares of our common stock are either freely tradable or tradable pursuant to Rule 144 or pursuant to the registration statement described below.

We have reserved an additional 1,843,633 shares of common stock for issuance under our equity compensation plans, of which 1,600,534 shares are currently issuable upon the exercise of outstanding options with a weighted average exercise price of $6.40 per share. In addition, we have reserved 71,000 shares of common stock for issuance upon the exercise of outstanding warrants (with a weighted average exercise price of $4.98 per share) and 4,000 shares for issuance upon the exercise of outstanding options (with an exercise price of $13.75 per share) granted to former and continuing board members in 1999 and 2000.

We have an effective registration statement with the SEC registering the resale of approximately 9.4 million shares of our currently outstanding common stock. Also, pursuant to Rule 144, shares of our common stock that have been held for at least one year may generally be sold in brokers transactions, provided that the amount of shares sold by any stockholder (and the stockholder’s transferees under certain circumstances) in any three-month period does not exceed the greater of 1% of the outstanding stock (currently approximately 180,000 shares) or the four-week average weekly trading volume of the common stock. Such sales may be effected provided the requirements of Rule 144 are met, including the requirement that at the time of the sale we have filed all reports required to be filed under the Exchange Act. Pursuant to Rule 144, shares of our common stock that have been held by persons who are not our affiliates for at least two years may generally be sold without restriction under Rule 144.

Delaware Anti-Takeover Law and Charter and By-Law Provisions

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination or the transaction by which the person became an interested stockholder is approved by the corporation’s board of directors and/or stockholders in a prescribed manner or the person owns at least 85% of the corporation’s outstanding voting stock after giving effect to the transaction in which the person became an interested stockholder. The term “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock. A Delaware corporation may “opt out” from the application of Section 203 through a provision in its certificate of incorporation or by-laws. We have not “opted out” from the application of Section 203.

Under our certificate of incorporation and by-laws, our board of directors is not divided into classes, and each director serves for a term of one year. Any vacancies on the board of directors shall be filled by vote of the board of directors until the next meeting of stockholders when the election of directors is in the regular course of business, and until a successor has been duly elected and qualified. Our certificate of incorporation and by-laws also provide that any director may be removed from office, with or without cause, by the affirmative vote of the holders of a majority of the voting power of our then outstanding capital stock entitled to vote generally in the election of directors.

Our by-laws provide that meetings of stockholders may be called only by a majority of our board of directors.

The foregoing provisions of our certificate of incorporation and by-laws and the provisions of Section 203 of the Delaware General Corporation Law could have the effect of delaying, deferring or preventing a change of control of our company.

Liability and Indemnification of Officers and Directors

Our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of a director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derives an improper personal benefit. If the Delaware General Corporation Law is amended to authorize the further elimination or limitation of directors’ liability, then the liability of our directors will automatically be limited to the fullest extent provided by law. Our certificate of incorporation and by-laws also contain provisions to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We also maintain indemnification insurance on behalf of our directors. In addition, our board of directors has approved and we are in the process of entering into indemnification agreements with all of our directors and executive officers. These provisions and agreements may have the practical effect in certain cases of eliminating the ability of stockholders to collect monetary damages from our directors and officers. We believe that these contractual agreements and the provisions in our certificate of incorporation and by-laws are necessary to attract and retain qualified persons as directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company, 17 Battery Place, New York, New York 10004-1123, (212) 509-4000.

DESCRIPTION OF DEBT SECURITIES

Any debt securities that we offer under a prospectus supplement will be direct, unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a banking or financial institution, as trustee. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called “indentures.” The indentures will be supplemented by supplemental indentures, the material provisions of which will be described in a prospectus supplement.

As used in this description, the words “Allis-Chalmers,” “we,” “us” and “our” refer to Allis-Chalmers Energy Inc., and not to any of its subsidiaries or affiliates.

We have summarized some of the material provisions of the indentures below. This summary does not restate those agreements in their entirety. A form of senior indenture and a form of subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the indentures because each one, and not this description, defines the rights of holders of debt securities.

Capitalized terms defined in the indentures have the same meanings when used in this prospectus.

General

The debt securities issued under the indentures will be our direct, unsecured general obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to all of our senior debt.

A substantial portion of our assets are held by our operating subsidiaries. With respect to these assets, holders of senior debt securities that are not guaranteed by our operating subsidiaries and holders of subordinated debt securities will have a position junior to the prior claims of creditors of these subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders, and any preferred stockholders, except to the extent that we may ourself be a creditor with recognized claims against any subsidiary. Our ability to pay the principal, premium, if any, and interest on any debt securities is, to a large extent, dependent upon the payment to us by our subsidiaries of dividends, debt principal and interest or other charges.

The following description sets forth the general terms and provisions that could apply to debt securities that we may offer to sell. A prospectus supplement and an indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title and type of the debt securities;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

•	any conversion or exchange features;

•	any optional redemption periods;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

•	any provisions granting special rights to holders when a specified event occurs;

•	any changes to or additional events of default or covenants;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered; and

•	any other terms of the debt securities.

None of the indentures will limit the amount of debt securities that may be issued. Each indenture will allow debt securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

Debt securities of a series may be issued in registered, coupon or global form.

Subsidiary Guarantees

If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by any or all of our operating subsidiaries, payment of the principal, premium, if any, and interest on those senior debt securities will be unconditionally guaranteed on an unsecured, unsubordinated basis by such subsidiary or subsidiaries. The guarantee of senior debt securities will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such subsidiary or subsidiaries.

If the applicable prospectus supplement relating to a series of our subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by any or all of our operating subsidiaries, payment of the principal, premium, if any, and interest on those subordinated debt securities will be unconditionally guaranteed on an unsecured, subordinated basis by such subsidiary or subsidiaries. The guarantee of the subordinated debt securities will be subordinated in right of payment to all of such subsidiary’s or subsidiaries’ existing and future senior indebtedness (as defined in the related prospectus supplement), including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior indebtedness (as defined in the related prospectus supplement). See “— Subordination” below.

The obligations of our operating subsidiaries under any such guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Covenants

Under the indentures, we:

•	will pay the principal of, interest and any premium on, the debt securities when due;

•	will maintain a place of payment;

•	will deliver a certificate to the trustee at the end of each fiscal year reviewing our obligations under the indentures;

•	will preserve our corporate existence; and

•	will deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

Mergers and Sale of Assets

Each of the indentures will provide that we may not consolidate with or merge into any other person or sell, convey, transfer or lease all or substantially all of our properties and assets (on a consolidated basis) to another person, unless:

•	either: (a) Allis-Chalmers is the surviving corporation; or (b) the person or entity formed by or surviving any such consolidation, amalgamation or merger or resulting from such conversion (if other than Allis-Chalmers) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

•	the person or entity formed by or surviving any such conversion, consolidation, amalgamation or merger (if other than Allis-Chalmers) or the person or entity to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of the obligations of Allis-Chalmers under such indenture and the debt securities governed thereby pursuant to agreements reasonably satisfactory to the trustee; provided that, unless such person or entity is a corporation, a corporate co-issuer of such debt securities will be added to the applicable indenture by agreements reasonably satisfactory to the trustee;

•	we or the successor will not immediately be in default under such indenture; and

•	we deliver an officer’s certificate and opinion of counsel to the trustee stating that such consolidation or merger complies with such indenture and that all conditions precedent set forth in such indenture have been complied with.

Upon the assumption of our obligations under each indenture by a successor, we will be discharged from all obligations under such indenture.

Events of Default

“Event of default,” when used in the indentures, with respect to debt securities of any series, will mean any of the following:

(1) default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

(2) default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity;

(3) default in the performance, or breach, of any covenant set forth in Article Ten of the applicable indenture (other than a covenant a default in whose performance or whose breach is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to Allis-Chalmers by the trustee or to Allis-Chalmers and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

(4) default in the performance, or breach, of any covenant in the applicable indenture (other than a covenant set forth in Article Ten of such indenture or any other covenant a default in whose performance or whose breach is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 180 days after there has been given, by registered or certified mail, to Allis-Chalmers by the trustee or to Allis-Chalmers and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

(5) Allis-Chalmers, pursuant to or within the meaning of any bankruptcy law, (i) commences a voluntary case, (ii) consents to the entry of any order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors;

(6) a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against Allis-Chalmers in an involuntary case, (ii) appoints a custodian of Allis-Chalmers or for all or substantially all of its property, or (iii) orders the liquidation of Allis-Chalmers, and the order or decree remains unstayed and in effect for 60 consecutive days;

(7) default in the deposit of any sinking fund payment when due; or

(8) any other event of default provided with respect to debt securities of that series in accordance with provisions of the indenture related to the issuance of such debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, interest or any premium) if it considers the withholding of notice to be in the interests of the holders.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of the series may declare the entire principal of all of the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a specified percentage of the aggregate principal amount of the debt securities of that series can void the declaration.

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount outstanding of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Amendments and Waivers

Subject to certain exceptions, the indentures, the debt securities issued thereunder or the subsidiary guarantees may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then-outstanding debt securities of each series affected by such amendment or supplemental indenture, with each such series voting as a separate class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with respect to each series of debt securities with the consent of the holders of a majority in principal amount of the then-outstanding debt securities of such series voting as a separate class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).

Without the consent of each holder of the outstanding debt securities affected, an amendment or waiver may not, among other things:

(1) change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the applicable indenture, or change any place of payment where, or the coin or currency in which, any debt security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date therefor),

(2) reduce the percentage in principal amount of the then-outstanding debt securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences) provided for in the applicable indenture,

(3) modify any of the provisions set forth in (i) sections related to matters addressed in items (1) through (15) of this caption, “— Amendments and Waivers,” immediately below, (ii) the provisions of the applicable indenture related to the holder’s unconditional right to receive principal, premium, if any, and interest on the debt securities or (iii) the provisions of the applicable indenture related to the waiver of past defaults under such indenture except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of the holder of each then-outstanding debt security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any holder with respect to changes in the references to “the trustee” and concomitant changes in this section of such indenture, or the deletion of this proviso in such indenture, in accordance with the requirements of such indenture;

(4) waive a redemption payment with respect to any debt security; provided, however, that any purchase or repurchase of debt securities shall not be deemed a redemption of the debt securities;

(5) release any guarantor from any of its obligations under its guarantee or the applicable indenture, except in accordance with the terms of such indenture (as supplemented by any supplemental indenture); or

(6) make any change in the foregoing amendment and waiver provisions.

Notwithstanding the foregoing, without the consent of any holder of debt securities, Allis-Chalmers, the guarantors and the trustee may amend each of the indentures or the debt securities issued thereunder to:

(1) cure any ambiguity or to correct or supplement any provision therein that may be inconsistent with any other provision therein;

(2) evidence the succession of another person or entity to Allis-Chalmers and the assumption by any such successor of the covenants of Allis-Chalmers therein and, to the extent applicable, to the debt securities;

(3) provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended (the “Code”), or in the manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Code;

(4) add a guarantee and cause any person or entity to become a guarantor, and/or to evidence the succession of another person or entity to a guarantor and the assumption by any such successor of the guarantee of such guarantor therein and, to the extent applicable, endorsed upon any debt securities of any series;

(5) secure the debt securities of any series;

(6) add to the covenants of Allis-Chalmers such further covenants, restrictions, conditions or provisions as Allis-Chalmers shall consider to be appropriate for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power therein conferred upon Allis-Chalmers and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the applicable indenture as set forth therein; provided, that in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an event of default or may limit the remedies available to the trustee upon such an event of default or may limit the right of the holders of a majority in aggregate principal amount of the debt securities of such series to waive such an event of default;

(7) make any change to any provision of the applicable indenture that does not adversely affect the rights or interests of any holder of debt securities issued thereunder;

(8) provide for the issuance of additional debt securities in accordance with the provisions set forth in the applicable indenture on the date of such indenture;

(9) add any additional defaults or events of default in respect of all or any series of debt securities;

(10) add to, change or eliminate any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(11) change or eliminate any of the provisions of the applicable indenture; provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision;

(12) establish the form or terms of debt securities of any series as permitted thereunder, including to reopen any series of any debt securities as permitted thereunder;

(13) evidence and provide for the acceptance of appointment thereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of such indenture;

(14) conform the text of the applicable indenture (and/or any supplemental indenture) or any debt securities issued thereunder to any provision of a description of such debt securities appearing in a prospectus or prospectus supplement or an offering memorandum or offering circular to the extent that such provision was intended to be a verbatim recreation of a provision of such indenture (and/or any supplemental indenture) or any debt securities issued thereunder; or

(15) modify, eliminate or add to the provisions of the applicable indenture to such extent as shall be necessary to effect the qualification of such indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute subsequently enacted, and to add to such indenture such other provisions as may be expressly required under the Trust Indenture Act.

The consent of the holders is not necessary under either indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under an indenture becomes effective, Allis-Chalmers is required to mail to the holders of debt securities thereunder a notice briefly describing such amendment. However, the failure to give such notice to all such holders, or any defect therein, will not impair or affect the validity of the amendment.

Legal Defeasance and Covenant Defeasance

Each indenture provides that Allis-Chalmers may, at its option and at any time, elect to have all of its obligations discharged with respect to the debt securities outstanding thereunder and all obligations of any guarantors of such debt securities discharged with respect to their guarantees (“Legal Defeasance”), except for:

(1) the rights of holders of outstanding debt securities to receive payments in respect of the principal of, or interest or premium, if any, on such debt securities when such payments are due from the trust referred to below;

(2) Allis-Chalmers’ obligations with respect to the debt securities concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and Allis-Chalmers’ and each guarantor’s obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance provisions of the applicable indenture.

In addition, Allis-Chalmers may, at its option and at any time, elect to have the obligations of Allis-Chalmers released with respect to certain provisions of each indenture, including certain provisions set forth in any supplemental indenture thereto (such release and termination being referred to as “Covenant

Defeasance”), and thereafter any omission to comply with such obligations or provisions will not constitute a default or event of default. In the event Covenant Defeasance occurs in accordance with the applicable indenture, the events of default described under clauses (3) and (4) under the caption “— Events of Default”, in each case, will no longer constitute an event of default thereunder.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) Allis-Chalmers must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium, if any, on the outstanding debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be, and Allis-Chalmers must specify whether the debt securities are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, Allis-Chalmers has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Allis-Chalmers has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the issue date of the debt securities, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, Allis-Chalmers has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no default or event of default has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit);

(5) the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Allis-Chalmers or any guarantor is a party or by which Allis-Chalmers or any guarantor is bound;

(6) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture) to which Allis-Chalmers or any of its subsidiaries is a party or by which Allis-Chalmers or any of its subsidiaries is bound;

(7) Allis-Chalmers must deliver to the trustee an officers’ certificate stating that the deposit was not made by Allis-Chalmers with the intent of preferring the holders of debt securities over the other creditors of Allis-Chalmers with the intent of defeating, hindering, delaying or defrauding creditors of Allis-Chalmers or others;

(8) Allis-Chalmers must deliver to the trustee an officers’ certificate, stating that all conditions precedent set forth in clauses (1) through (7) of this paragraph have been complied with; and

(9) Allis-Chalmers must deliver to the trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications, and exclusions), stating that all conditions precedent set forth in clauses (2), (3) and (5) of this paragraph have been complied with; provided that the opinion of counsel with respect to clause (5) of this paragraph may be to the knowledge of such counsel.

Satisfaction and Discharge

Each of the indentures will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of debt securities, as expressly provided for in such indenture) as to all outstanding debt securities issued thereunder and the guarantees issued thereunder when:

(1) either (a) all of the debt securities theretofore authenticated and delivered under such indenture (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money or certain United States governmental obligations have theretofore been deposited in trust or segregated and held in trust by Allis-Chalmers and thereafter repaid to Allis-Chalmers or discharged from such trust) have been delivered to the trustee for cancellation or (b) all debt securities not theretofore delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of Allis-Chalmers, and Allis-Chalmers or the guarantors have irrevocably deposited or caused to be deposited with the trustee funds or U.S. government obligations, or a combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the trustee for cancellation, for principal of and premium, if any, on and interest on the debt securities to the date of deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date, as the case may be, together with instructions from Allis-Chalmers irrevocably directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) Allis-Chalmers or the guarantors have paid all other sums then due and payable under such indenture by Allis-Chalmers; and

(3) Allis-Chalmers has delivered to the trustee an officers’ certificate and an opinion of counsel, which, taken together, state that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

No Personal Liability of Directors, Officers, Employees, Partners and Stockholders

No director, officer, employee, incorporator, partner or stockholder of Allis-Chalmers or any guarantor, as such, shall have any liability for any obligations of Allis-Chalmers or the guarantors under the debt securities, the indentures, the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder, upon Allis-Chalmers’ issuance of the debt securities and execution of the indentures, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Denominations

Unless stated otherwise in the prospectus supplement for each issuance of debt securities, the debt securities will be issued in denominations of $1,000 each or integral multiples of $1,000.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar for the debt securities. Allis-Chalmers may change the paying agent or registrar without prior notice to the holders of the debt securities, and Allis-Chalmers may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange debt securities in accordance with the applicable indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and Allis-Chalmers may require a holder to pay any taxes and fees required by law or permitted by the applicable indenture. Allis-Chalmers is not required to transfer or exchange any debt security selected for redemption. In addition, Allis-Chalmers is not required to transfer or exchange any debt security for a period of 15 days before a selection of debt securities to be redeemed.

Subordination

The payment of principal of, premium, if any, and interest on, subordinated debt securities and any other payment obligations of Allis-Chalmers in respect of subordinated debt securities (including any obligation to repurchase subordinated debt securities) is subordinated in certain circumstances in right of payment, as set forth in the subordinated indenture, to the prior payment in full in cash of all senior debt.

Allis-Chalmers also may not make any payment, whether by redemption, purchase, retirement, defeasance or otherwise, upon or in respect of subordinated debt securities, except from the trust described under “— Legal Defeasance and Covenant Defeasance,” if

•	a default in the payment of all or any portion of the obligations on any senior debt (“payment default”) occurs, or

•	any other default occurs and is continuing with respect to designated senior debt pursuant to which the maturity thereof may be accelerated (“non-payment default”) and, solely with respect to this clause, the trustee for the subordinated debt securities receives a notice of the default (a “Payment Blockage Notice”) from the trustee or other representative for the holders of such designated senior debt.

Cash payments on subordinated debt securities will be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any designated senior debt has been accelerated or a bankruptcy event of default has occurred and is continuing. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the date of commencement of the payment blockage period resulting from the immediately prior Payment Blockage Notice. No nonpayment default in respect of designated senior debt that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee for the subordinated debt securities will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of no less than 90 consecutive days.

The subordinated indenture also requires that we promptly notify holders of senior debt if payment of subordinated debt securities is accelerated because of an event of default.

Upon any payment or distribution of assets or securities of Allis-Chalmers, in connection with any dissolution or winding up or total or partial liquidation or reorganization of Allis-Chalmers, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or other marshalling of assets for the benefit of creditors, all amounts due or to become due upon all senior debt shall first be paid in full, in cash or cash equivalents, before the holders of the subordinated debt securities or the trustee on their behalf shall be entitled to receive any payment by Allis-Chalmers on account of the subordinated debt securities, or any payment to acquire any of the subordinated debt securities for cash, property or securities, or any distribution with respect to the subordinated debt securities of any cash, property or securities. Before any payment may be made by, or on behalf of, Allis-Chalmers on any subordinated debt security (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the subordinated indenture), in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities for Allis-Chalmers, to which the holders of subordinated debt securities or the trustee on their behalf would be entitled shall be made by Allis-Chalmers or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person or entity making such payment or distribution or by the holders or the trustee if received by them or it, directly to the holders of senior debt or their representatives or to any trustee or trustees under any indenture pursuant to which any such senior debt may have been issued, as their respective interests appear, to the extent necessary to pay all such senior debt in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such senior debt.

As a result of these subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of the creditors of Allis-Chalmers or a marshalling of assets or liabilities of Allis-Chalmers, holders of subordinated debt securities may receive ratably less than other creditors.

Payment and Transfer

Principal, interest and any premium on fully registered debt securities will be paid at designated places. Payment will be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.

Fully registered debt securities may be transferred or exchanged at the corporation trust office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depositary identified in the applicable prospectus supplement. Unless and until it is exchanged in whole or in part for the individual debt securities that it represents, a global security may not be transferred except as a whole:

•	by the applicable depositary to a nominee of the depositary;

•	by any nominee to the depositary itself or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

When we issue a global security in registered form, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary (“participants”). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by us if those debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered the owners or holders under the indenture relating to those debt securities.

Payments of principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee for the debt securities, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests in the global security.

We expect that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, immediately will credit participants’ accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers registered in “street name.” Those payments will be the sole responsibility of those participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, we may at any time in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, we will issue individual debt securities of that series in exchange for the global security or securities. Furthermore, if we specify, an owner of a beneficial interest in a global security may, on terms acceptable to us, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in the applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.

Governing Law

Each indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register for such debt securities.

No Personal Liability of Officers, Directors, Employees or Stockholders

No officer, director, employee or stockholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under any indenture or the debt securities by reason of his, her or its status as such.

Information Concerning the Trustee

A banking or financial institution will be the trustee under the indentures. A successor trustee may be appointed in accordance with the terms of the indentures.

The indentures and the provisions of the Trust Indenture Act incorporated by reference therein, will contain certain limitations on the rights of the trustee, should it become a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate such conflicting interest or resign.

A single banking or financial institution may act as trustee with respect to both the subordinated indenture and the senior indenture. If this occurs, and should a default occur with respect to either the subordinated debt securities or the senior debt securities, such banking or financial institution would be required to resign as trustee under one of the indentures within 90 days of such default, pursuant to the Trust Indenture Act, unless such default were cured, duly waived or otherwise eliminated.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock, debt securities (which may or may not be guaranteed pursuant to guarantees) or units. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will specify the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the securities purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which the securities purchasable upon exercise of, such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

As of November 30, 2006, we have issued and outstanding warrants to purchase 4,000 shares of common stock. The warrants do not confer upon holders thereof any voting or other rights of stockholders.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities (which may or may not be guaranteed pursuant to guarantees), shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•	the terms of the units and of any of the debt securities (which may or may not be guaranteed pursuant to guarantees), common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities through agents, underwriters or dealers, or directly to one or more purchasers without using underwriters or agents.

We may designate agents to solicit offers to purchase our securities. We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in the applicable prospectus supplement. Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions (including block transactions), at negotiated prices, at a fixed public offering price or at varying prices determined at the time of sale. We will include the names of the managing underwriter(s), as well as any other underwriters, and the terms of the transaction, including the compensation the underwriters and dealers will receive, in our prospectus supplement. If we use an underwriter, we will execute an underwriting agreement with the underwriter(s) at the time that we reach an agreement for the sale of our securities. The obligations of the underwriters to purchase the securities will be subject to certain conditions contained in the underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The underwriters will use a prospectus supplement to sell our securities.

If we use a dealer, we, as principal, will sell our securities to the dealer. The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities. We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement.

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors. In this case, no underwriters or agents would be involved. We will describe the terms of our direct sales in the applicable prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. In connection with the sale of the securities offered by this prospectus, underwriters may receive compensation from us or from the purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions, which will not exceed 7% of the proceeds from the sale of the securities. Any underwriters, dealers or agents will be identified and their compensation described in the applicable prospectus supplement. We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

Unless otherwise specified in the applicable prospectus supplement, all securities offered under this prospectus will be a new issue of securities with no established trading market, other than the common stock, which is currently listed and traded on the American Stock Exchange. We may elect to list any other class or series of securities on a national securities exchange or a foreign securities exchange but are not obligated to do so. Any common stock sold by this prospectus will be listed for trading on the American Stock Exchange subject to official notice of issuance. We cannot give you any assurance as to the liquidity of the trading markets for any of the securities.

Any underwriter to whom securities are sold by us for public offering and sale may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve sales by the underwriters of the securities in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. These activities may cause the price of the securities to be higher than it would otherwise be. The underwriters will not be obligated to engage in any of the aforementioned transactions and may discontinue such transactions at any time without notice.

LEGAL MATTERS

The validity of the securities will be passed upon for us by Andrews Kurth LLP, Houston, Texas. Any underwriter will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

The consolidated financial statements of Allis-Chalmers Energy Inc. as of and for the years ended December 31, 2005 and 2004 incorporated by reference in this prospectus have been audited by UHY Mann Frankfort Stein & Lipp CPAs, LLP, independent registered public accounting firm, as set forth in their report thereon, and are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Allis-Chalmers Energy Inc. as of and for the year ended December 31, 2003 incorporated by reference in this prospectus have been audited by Gordon, Hughes and Banks, LLP, independent registered public accounting firm, as set forth in their report thereon, and are incorporated by reference in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The financial statements of Delta Rental Service, Inc. and schedules and notes thereto incorporated by reference in this prospectus have been audited by Wright, Moore, Dehart, Dupuis & Hutchinson, LLC, independent certified public accountants, to the extent and for the periods set forth in their report thereon, and are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The financial statements of Capcoil Tubing Services, Inc. and schedules and notes thereto incorporated by reference in this prospectus have been audited by Curtis Blakely & Co., PC, independent certified public accountants, to the extent and for the periods set forth in their report thereon, and are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The financial statements of W.T. Enterprises, Inc. and schedules and notes thereto incorporated by reference in this prospectus have been audited by Accounting & Consulting Group, LLP, independent certified public accountants, to the extent and for the periods set forth in their report thereon, and are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The financial statements of Specialty Rental Tools Inc. incorporated by reference in this prospectus have been audited by UHY Mann Frankfort Stein & Lipp CPAs, LLP, independent auditors, to the extent and for the periods set forth in their report thereon, and are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of DLS Drilling, Logistics and Services Corporation as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, have been incorporated by reference herein in reliance upon the report of Sibille (formerly Finsterbusch Pickenhayn Sibille), independent public accounting firm, and upon the authority of said firm as experts in accounting and auditing.